EXECUTION COPY

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              LETTER OF CREDIT REIMBURSEMENT AGREEMENT AND GUARANTY


                                      Among


                          Navigator Gas Transport PLC,

                             Navigator Holdings PLC,

                        Navigator Gas (IOM I-A) Limited,
                        Navigator Gas (IOM I-B) Limited,
                        Navigator Gas (IOM I-C) Limited,
                        Navigator Gas (IOM I-D) Limited,
                        Navigator Gas (IOM I-E) Limited,



                           Credit Suisse First Boston,
                    as Administrating Bank and Funding Bank,


                           and the Participating Banks
                                  named herein


                                   Dated as of


                                 August 7, 1997




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                                                      [CS&M & Ref. No. 5865-020]

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

SECTION 1.    Definitions ...............................................      2
SECTION 2.    Reimbursement .............................................      7
SECTION 3.    Fees ......................................................      8
SECTION 4.    Change in Circumstances ...................................      9
SECTION 5.    Participations ............................................     12
SECTION 6.    Payments ..................................................     17
SECTION 7.    Issuance of the Letter of Credit;
                   Conditions Precedent to
                   Issuance .............................................     18
SECTION 8.    Adjustment of Maximum Drawing Amounts
                   and Maximum Available Credit Amounts;
                   Terms of Drawing .....................................     21
SECTION 9.    Obligations Absolute ......................................     21
SECTION 10.   Representations and Warranties ............................     22
SECTION 11.   Covenants .................................................     25
SECTION 12.   Guarantees of the Owners ..................................     25
SECTION 13.   Reimbursement Events of Default ...........................     28
SECTION 14.   Amendments and Waivers ....................................     31
SECTION 15.   Notices ...................................................     32
SECTION 16.   No Waiver; Remedies .......................................     32
SECTION 17.   Right of Setoff ...........................................     33
SECTION 18.   Continuing Obligation .....................................     34
SECTION 19.   Costs, Expenses and Taxes .................................     34
SECTION 20.   Indemnification ...........................................     35

                                                                   Contents, P.2


                                                                           Page
                                                                           ----

SECTION 21.   Sales of Participations ...................................     36
SECTION 22.   Administrating Bank .......................................     36
SECTION 23.   Termination by the Issuer .................................     39
SECTION 24.   Severability ..............................................     39
SECTION 25.   Governing Law .............................................     39
SECTION 26.   Jurisdiction; Consent to Service of
                   Process ..............................................     39
SECTION 27.   Waiver of Jury Trial ......................................     41
SECTION 28.   Headings ..................................................     41
SECTION 29.   Counterparts ..............................................     41

EXHIBIT A      Form of Irrevocable Transferable
                   Letter of Credit
               Exhibit 1 to Exhibit A
               Exhibit 2 to Exhibit A
               Exhibit 3 to Exhibit A
               Exhibit 4 to Exhibit A
               Exhibit 5 to Exhibit A
               Exhibit 6 to Exhibit A
               Exhibit 7 to Exhibit A
               Schedule I to Exhibit A
               Schedule II to Exhibit A
               Schedule III to Exhibit A

EXHIBIT B      Form of Notice of Drawing

                                                                   Contents, P.3


EXHIBIT C      Form of Assignment and Assumption
                   Agreement

SCHEDULE 1     Participating Banks' Participation
                   Percentages

                                                                  EXECUTION COPY


                                                LETTER OF CREDIT REIMBURSEMENT
                                    AGREEMENT AND GUARANTY dated as of August 7,
                                    1997, among Navigator Gas Transport PLC, an
                                    Isle of Man public limited company (the
                                    "Issuer"), Navigator Holdings PLC, an Isle of Man public limited company ("Holdings"), Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited, Navigator Gas (IOM I-E) Limited, each an Isle of Man private limited company (collectively, the "Owners"), CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its London Branch, as the funding bank (in such capacity, the "Funding Bank") and as the administrating bank (in such capacity, the "Administrating Bank") and the financial institutions from time to time party hereto as participating banks (each, a "Participating Bank" and, collectively, the "Participating Banks").WHEREAS the Issuer is offering for sale $217,000,000 aggregate principal amount of its First Priority Notes and $87,000,000 aggregate principal amount of its Second Priority Notes, the proceeds of which will be used, among other things, to fund the costs of construction of five semi- refrigerated gas carriers which are to be built pursuant to certain shipbuilding contracts, as more fully described in the Indentures;

                        WHEREAS it is a condition precedent to the issuance of the Notes that the Funding Bank issue to the Collateral Agent, for the benefit of the Noteholders, an irrevocable standby letter of credit for the account of the Issuer substantially in the form of Exhibit A hereto (the "Letter of Credit");

                        WHEREAS it is a further condition precedent to the issuance of the Notes that each of the Owners guaranty the reimbursement obligations of the Issuer hereunder;

                        WHEREAS the Funding Bank is willing to issue the Letter of Credit on the terms and subject to the conditions set forth in this Agreement; and

                        WHEREAS it is a condition precedent to the obligation of the Funding Bank to issue the Letter of Credit that the Participating Banks agree to reimburse the Funding
Bank as provided herein.


                        NOW, THEREFORE, the Funding Bank, the
Administrating Bank, the Participating Banks, the Issuer, Holdings and each of the Owners hereby agree as follows:

                  SECTION 1. DEFINITIONS. (a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in Appendix A hereto. The following terms, as used herein, have the following respective meanings (such meanings to be applicable to both the singular and plural forms of the terms defined):

                        "Administrating Bank" has the meaning set forth in the preamble hereto.

                 "Affiliate" means, with respect to a specified
Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                        "Agreement" means this Letter of Credit
Reimbursement Agreement and Guaranty, as the same may from time to time be amended, supplemented or modified.

                        "Applicable Law" means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, interpretations, licenses and permits of any Governmental Authority and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other judicial or quasi-judicial tribunal of competent jurisdiction.

                        "Applicable Reimbursement Date" means, with respect to any Date of Drawing, the date that is the 35th day thereafter.

                        "Assignment and Acceptance" mean an assignment and acceptance entered into by a Bank and an assignee and accepted by the Administrating Bank, in the form of Exhibit C or any other form approved by the Administrating Bank.

                        "Bank" means the Funding Bank or any Participating
Bank.

                        "Board" means the Board of Governors of the Federal Reserve System of the United States.

                        "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or London, England are authorized or required by law to close.

                        "Code" means the United States Internal Revenue Code of 1986, as amended, and the applicable regulations thereunder, as the same may be amended from time to time.

                        "Collateral" has the meaning set forth in the First Priority Indenture, as in effect on the date hereof.

                        "Collateral Agent" means United States Trust Company of New York, in its capacity as collateral agent under the Intercreditor Agreement, and it successors.

                        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                        "Date of Drawing" has the meaning set forth in the Letter of Credit.

                        "Date of Early Termination" has the meaning set forth in the Letter of Credit.

                        "Date of Issuance" has the meaning set forth in Section 7(a) hereof.

                        "Delivery Date" has the meaning set forth in the First Priority Indenture, as in effect on the date hereof.

                        "Drawing Certificate" means a certificate in the form of
Exhibit 3, 4 or 5 to the Letter of Credit.

                        "First Priority Indenture" means the indenture dated as of August 1, 1997 among the Issuer, the Owners, Holdings and the First Priority Trustee, as the same may be amended, supplemented or modified from time to time.

                        "First Priority Notes" means the $217,000,000 10 1/2% First Priority Ship Mortgage Notes Due 2007 issued pursuant to the First Priority Indenture and any registered notes for which such First Priority Notes are exchanged pursuant to the terms of the First Priority Indenture.

                        "First Priority Trustee" means United States Trust

Company of New York, as trustee under the First Priority
Indenture.

                        "Funding Bank" has the meaning set forth in the preamble hereto.

                        "Governmental Authority" means any Federal, state, county, municipal, foreign, international, regional or other governmental authority, agency, board, body, instrumentality or court.

                        "Governmental Action" has the meaning set forth in
Section 10(d) hereof.

                        "Guarantor" means each Owner.

                        "Holdings" has the meaning set forth in the preamble hereto.

                        "Indebtedness" has the meaning set forth in the First Priority Indenture, as in effect on the date hereof.

                        "Indentures" means, collectively, the First
Priority Indenture and the Second Priority Indenture.

                        "Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement dated as of August 1, 1997 among the Issuer, Holdings, the Owners, the Second Priority Trustee, the Administrating Bank and United States Trust Company of New York, as Collateral Agent and as the First Priority Trustee, as the same may be amended, supplemented, modified or waived from time to time.

                        "Interest Draw" has the meaning set forth in the Letter of Credit.

                        "Interest Payment Date" has the meaning set forth in the First Priority Indenture, as in effect on the date hereof.

                        "Interest Portion" means $45,500,000.

                        "Issuer" has the meaning set forth in the preamble hereto.

                        "Issue Date" means the date on which the notes are originally issued.

                        "Letter of Credit" has the meaning set forth in the preamble hereto.

                        "LIBO Rate" means, with respect to any drawing under the Letter of Credit, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) shown as the one month London interbank offered rate for deposits in dollars on the display screen designated "LIBO Page" on the Reuters Monitor Money Rates Service (or such other page as may replace such page on such service for the purpose of displaying comparable rates) as of 11:00 a.m. (London time) on the date that the Drawing Certificate relating to such drawing under the Letter of Credit is presented to the Funding Bank.

                        "Lien" has the meaning set forth in the First Priority Indenture, as in effect on the date hereof.

                        "Maximum Available Credit Amount" has the meaning set forth in the Letter of Credit.

                        "Maximum Credit Amount" means $50,000,000.

                        "Maximum Drawing Amount" has the meaning set forth in the Letter of Credit.

                        "Note Purchase Agreement" means the Purchase
Agreement dated as of July 31, 1997 among the Issuer, Holdings, the Owners, Credit Suisse First Boston and Cambridge Partners, L.L.C., as the same may be amended, supplemented or waived from time to time.

                        "Noteholders" means, collectively, the holders of the Notes.

                        "Notes" means, collectively, the First Priority Notes and the Second Priority Notes.

                        "Notice of Drawing" means a notice substantially in the form of Exhibit B hereto.

                        "Participant" has the meaning set forth in
Section 21(a) hereof.

                        "Participating Banks" means the Funding Bank and any banks or other entities to whom the Funding Bank has sold a participation in its rights and obligations under this Agreement and their successors and assigns, each being a "Participating Bank".

                        "Participation Percentage" means the percentage set forth opposite such Participating Bank's name in Schedule 1 hereto as modified from time to time by any

Assignment and Acceptance delivered to the Administrating Bank pursuant to
Section 21(b) hereof.

                        "Permitted Liens" has the meaning set forth in the First Priority Indenture, as in effect on the date hereof.

                        "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                        "Reimbursement Default" means any event or condition which constitutes a Reimbursement Event of Default or which with the giving of notice or the lapse of time or both would, unless cured or waived, become a Reimbursement Event of Default.

                        "Reimbursement Event of Default" has the meaning set forth in Section 13 hereof.

                        "Required Banks" means at any time Banks having aggregate Participation Percentages in excess of 50% at such time.

                        "Second Priority Indenture" means the indenture dated as of August 1, 1997 among the Issuer, the Owners, Holdings and the Second Priority Trustee, as the same may be amended, supplemented or modified from time to time.

                        "Second Priority Notes" means the 12% Second
Priority Ship Mortgage Notes Due 2007 issued pursuant to the Second Priority Indenture and any registered notes for which such Second Priority Notes are exchanged pursuant to the terms of the Second Priority Indenture.

                        "Second Priority Trustee" means The Chase
Manhattan Bank, a New York banking corporation, as trustee under the Second Priority Indenture, and its successors.

                        "Security Agreements" has the meaning specified in the First Priority Indenture.

                        "Subsidiary" means with respect to any Person
(herein referred to as the "parent"), any corporation, association, partnership or other business entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held or (b) which is, at the time any determination is made, otherwise controlled (by contract or agreement or otherwise) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                        "Tax" and "Taxes" have the meanings set forth in Section 4(c) hereof.

                        "Termination Date" with respect to the Letter of Credit means the earliest of (A) 10:00 a.m. (London time) on the Date of Early Termination, (B) 5:00 p.m. (London time) on the date on which the Collateral Agent surrenders the Letter of Credit for cancelation to the Funding Bank as provided therein, (C) 5:00 p.m. (London time) on the date on which the Funding Bank pays a Final Draw (as defined in the Letter of Credit) and (D) 5:00 p.m. (London time) on the tenth anniversary of the Date of Issuance of the Letter of Credit.

                        "Transaction Documents" means the Note Purchase Agreement, the Intercreditor Agreement, the Indentures, the Notes, the Security Agreements, and the Letter of Credit.

                        "Vessel" has the meaning set forth in the First Priority Indenture, as in effect on the date hereof.

                        "Working Capital Draw" has the meaning set forth in the Letter of Credit.

                        "Working Capital Portion" means $4,500,000.

                        (b)  Unless otherwise specified herein, all
accounting terms used herein shall be interpreted in accordance with generally accepted accounting principles in the United States, and all accounting determinations with respect to any Person required to be made hereunder shall be made, and all financial statements of any Person required to be delivered hereunder shall be prepared, in accordance with such generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of such Person and its Subsidiaries delivered to the Banks.

                  SECTION 2. REIMBURSEMENT. (a) Subject to the provisions of the next sentence, upon payment by the Funding Bank of a drawing under the Letter of Credit, the Issuer agrees absolutely and unconditionally to pay to the Funding Bank not later than 11:00 a.m. (London time) on the Applicable Reimbursement Date a sum equal to the amount so paid under the Letter of Credit. The Issuer agrees to pay the Funding Bank, on the earlier of (i) the date such sum is repaid by the Issuer to the Funding Bank and (ii) the Applicable Reimbursement Date, interest on the unreimbursed amount of such drawing at a rate per annum equal to the LIBO Rate plus 1.25%, for the period from and including the date on which the Funding Bank made such payment to but excluding the date such amount is paid in full; PROVIDED that such rate per annum shall in no event be higher than the maximum rate permitted by Applicable Law. Upon the occurrence of any drawing under the Letter of Credit, the Funding Bank shall promptly deliver a Notice of Drawing to the Issuer and each of the Participating Banks.

                        (b)  Any payment by the Issuer pursuant to
Section 2(a) hereof of less than all amounts owed to the Funding Bank pursuant to Section 2(a) hereof shall be applied FIRST, to interest owed, SECOND, to the amount of the unreimbursed drawings for Working Capital Draws under the Letter of Credit and THIRD, to the amount of unreimbursed drawings for Interest Draws under the Letter of Credit; PROVIDED, HOWEVER, that if, at the time of any payment made by the Issuer pursuant to Section 2(a) hereof, there shall be amounts due from the Issuer pursuant to Section 2(a) hereof with respect to more than one drawing under the Letter of Credit, such payment shall be applied to all such drawings under the Letter of Credit, FIRST, to interest owned with respect to all drawings under the Letter of Credit, and if such amount is insufficient to pay in full such interest, then pro rata in accordance with the proportion that the amount of such interest owed under each drawing under the Letter of Credit bears to the aggregate amount of such interest owed under all drawings under the Letter of Credit, SECOND, to the amount of unreimbursed drawings under all drawings for Working Capital Draws under the Letter of Credit, and if such amount is insufficient to pay in full such unreimbursed drawings, then pro rata to each such drawing under the Letter of Credit in accordance with the proportion that the aggregate amount due from the Issuer pursuant to Section 2(a) hereof with respect to each such drawing under the Letter of Credit bears to the aggregate amount due from the Issuer pursuant to
Section 2(a) hereof with respect to all such drawings under the Letter of Credit and THIRD, to the amount of unreimbursed drawings under all drawings for Interest Draws under the Letter of Credit, and if such amount is insufficient to pay in full such unreimbursed drawings, then pro rata to each such drawing under the Letter of Credit in accordance with the proportion that the aggregate amount due from the Issuer pursuant to Section 2(a) hereof with respect to each such drawing under the Letter of Credit bears to the aggregate amount due from the Issuer pursuant to Section 2(a) hereof with respect to all such drawings under the Letter of Credit.

                        SECTION 3. FEES. The Issuer agrees to pay to the Administrating Bank (a) for the account of the Funding Bank, a fronting fee with respect to the Letter of Credit equal to 1/4 of 1.00% per annum of the Maximum Available Credit Amount applicable to the Letter of Credit, from and including July 1, 1997 to but excluding the Termination Date of the Letter of Credit, payable (i) from the Date of Issuance of the Letter of Credit to but excluding the Delivery Date of the last Vessel to be delivered pursuant to the terms of the Indentures, semi-annually in arrears on each Interest Payment Date and (ii) from such Delivery Date to but excluding the Termination Date of the Letter of Credit, monthly in arrears on the first Business Day of each calendar month, and
(iii) on such Termination Date; (b) for the account of the Banks, a participation fee with respect to the Letter of Credit equal to 1.00% per annum of the product of (i) such Bank's Participation Percentage and (ii) the Maximum Available Credit Amount applicable to the Letter of Credit, from and including July 1, 1997 to but excluding the Termination Date of the Letter of Credit, payable (i) from the Date of Issuance of the Letter of Credit to but excluding the Delivery Date of the last Vessel to be delivered pursuant to the terms of the Indentures, semi-annually in arrears on each Interest Payment Date and (ii) from such Delivery Date to but excluding the Termination Date of the Letter of Credit, monthly in arrears on the first Business Day of each calendar month, and
(iii) on such Termination Date; and (c) for its own account, fees specified and payable in accordance with the terms of the letter from the Administrating Bank to the Issuer dated August 1, 1997. Upon receipt from the Issuer of fees payable in accordance with the provisions of this Section 3, the Administrating Bank agrees to promptly pay to the account of the Funding Bank and each Participating Bank, as applicable, the fees paid to it for the account of the Funding Bank or such Participating Bank pursuant to this Section 3.

                        SECTION 4. CHANGE IN CIRCUMSTANCES. (a) If any Bank or Participant shall have determined that the adoption after the date hereof of any Applicable Law, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or Participant with any request or directive

(whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board) against letters of credit issued by or participated in or assets of, or deposits with or for the account of such Bank or Participant or shall impose on such Bank or Participant any other condition regarding this Agreement, the Letter of Credit or any Bank's participation therein and the result of the foregoing shall be to increase the cost to such Bank or Participant of issuing, maintaining or participating, as the case may be, in the Letter of Credit or any drawing thereunder, then, within 15 days after demand by such Bank or Participant, the Issuer agrees to pay to such Bank or Participant all additional amounts that are necessary to compensate such Bank or Participant for such increased cost.

                        (b)  If any Bank or Participant shall have
determined that the adoption after the date hereof of any Applicable Law or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or Participant (or any lending office thereof) or such Bank's or Participant's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or Participant's capital or on the capital of such Bank's or Participant's holding company, if any, as a consequence of this Agreement or under or in connection with the Letter of Credit to a level below that which such Bank or Participant or such Bank's or Participant's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or Participant's policies and the policies of such Bank's or Participant's holding company with respect to capital adequacy) by an amount deemed by such Bank or Participant to be material, then, within 15 days after demand by such Bank or Participant, the Issuer shall pay to such Bank or Participant such additional amount or amounts as will compensate such Bank or Participant or such Bank's or Participant's holding company for any such reduction suffered.

                        (c) The Issuer agrees that all payments made by the Issuer hereunder shall be made free and clear of, and without reduction for or on account of, any stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever hereafter imposed, levied, collected, withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein), except for franchise taxes and taxes on the overall net income of a Bank (such nonexcluded taxes being called "Tax" or "Taxes"). If any Taxes are required to be withheld from any amounts payable by the Issuer hereunder, the Issuer agrees that the amounts so payable shall be increased to the extent necessary to yield to the Banks (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; PROVIDED that the Issuer shall not be obligated to pay such amounts for the benefit of any Bank with respect to any period in which such Bank has failed (x) to file any form or certificate that it was entitled to file which would have exempted such Bank from such Taxes or (y) to take other action which would entitle such Bank to an exemption from such Taxes, if such action would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to it. Whenever any Tax is paid by the Issuer with respect to payments made to or for the account of any Bank, as promptly as possible thereafter, the Issuer shall send the Administrating Bank and the applicable Bank a receipt or other evidence of payment thereof.

                        (d)  A certificate as to the nature of the
occurrence giving rise to, and the calculation of, compensation to the Funding Bank, a Participating Bank or a Participant pursuant to paragraphs (a), (b) and
(c) of this Section 4 shall be submitted by the Funding Bank, such Participating Bank or such Participant to the Administrating Bank. Such certificate shall be submitted by the Administrating Bank to the Issuer and shall be conclusive evidence (absent demonstrable error) as to the amount thereof. Each such certificate shall provide the identity of the Funding Bank, such Participating Bank or such Participant.

                        (e) In the event any Participating Bank gives a notice with respect to it or any of its Participants pursuant to Section 4(d) hereof, the Issuer may require, at its expense, such Bank to assign all its Participation Percentage of the Letter of Credit and all its rights and obligations hereunder to a financial institution specified by the Issuer (a "Substitute Bank"); PROVIDED that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental agency or instrumentality, (ii) the Issuer shall have received the written consent of the Funding Bank and the Administrating Bank (which shall not unreasonably be withheld), to such assignment and (iii) the Issuer shall have paid to such assignor Bank all moneys accrued and owing hereunder to it. The Substitute Bank shall execute an Assignment and Acceptance and such additional amendments, agreements, instruments and documents as may be reasonably requested by the Administrating Bank.

                        (f) In the event the Funding Bank gives a notice with respect to itself pursuant to Section 4(d) hereof, the Issuer may replace such Funding Bank with a financial institution specified by the Issuer (a "Substitute Funding Bank"); PROVIDED that (i) such replacement shall not conflict with or violate any law, rule or regulation or order of any court or other government agency or instrumentality, (ii) the Issuer shall have received the written consent of the Collateral Agent to such substitution, and the Issuer shall have taken all other actions required under the Transaction Documents to effect such substitution and (iii) the Issuer shall have paid to the Funding Bank all moneys accrued and owing hereunder to it. The Substitute Funding Bank shall execute an Assignment and Acceptance and such additional amendments, agreements, instruments and documents as may be reasonably requested by the Administrating Bank.

                        SECTION 5.  PARTICIPATIONS.  (a)  By the issuance
of the Letter of Credit and without any further action on the part of the Funding Bank or any Participating Bank in respect thereof, the Funding Bank shall be deemed to have granted to each Participating Bank, and each Participating Bank shall be deemed to have acquired from the Funding Bank, a participation in the Letter of Credit equal to such Participating Bank's Participation Percentage of the Maximum Credit Amount of the Letter of Credit, effective upon the issuance of the Letter of Credit. In consideration and in furtherance of the foregoing, each Participating Bank hereby absolutely and unconditionally agrees to pay to the Funding Bank, in accordance with this
Section 5, such Participating Bank's Participation Percentage of each payment made by the Funding Bank of a draft under the Letter of Credit. Upon payment of a draft under a Letter of Credit, the Funding Bank shall promptly give telephonic notice (to be followed by delivery by telecopy of a Notice of Drawing) to each Participating Bank of the date and amount of such payment. If such Notice of Drawing is received by a Participating Bank after 12:30 p.m. (London time) such notice shall be deemed to have been received on the next Business Day. With respect to each Participating Bank, promptly upon receipt of such Notice of Drawing but in any event no later than 3:00 p.m. (London time) on the date on which such Participating Bank shall have received or shall be deemed to have received such Notice of Drawing from the Funding Bank, such Participating Bank shall pay to the Funding Bank an amount equal to the product of (A) such Participating Bank's Participation Percentage and (B) the amount of the payment made by the Funding Bank on such draft; PROVIDED, HOWEVER, that, with respect to the payment of any draw on the Letter of Credit, the Funding Bank shall not require such Participating Bank to pay (exclusive of interest) an amount greater than the product of (x) such Participating Bank's Participation Percentage and
(y) the lesser of (m) the Maximum Available Credit Amount of the Letter of Credit immediately prior to adjustment for payment by the Funding Bank of such draw and (n) the Maximum Drawing Amount of the Letter of Credit immediately prior to adjustment of the Maximum Drawing Amount of the Letter of Credit for payment by the Funding Bank of such draw. If payment of the amount due pursuant to the preceding sentence from a Participating Bank is received by the Funding Bank after 3:00 p.m. (London time) on the date it is due, such Participating Bank agrees to pay to the Funding Bank along with its payment of the amount due pursuant to the preceding sentence, interest on such amount at a rate per annum equal to the LIBO Rate applicable to such drawing under the Letter of Credit.

                        (b) Each Participating Bank acknowledges and agrees that its obligation to make the payments specified in Section 5(a) hereof and the right of the Funding Bank to receive the same, in the manner specified therein, are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including, without limitation (i) the occurrence and continuance of any event of default under any of the Transaction Documents or any terms or provision therein, (ii) any Reimbursement Default hereunder, (iii) any breach or default by the Issuer, the Administrating Bank or any Participating Bank hereunder, (iv) any lack of validity or enforceability of the Letter of Credit, this Agreement or any of the Transaction Documents or any term or provision therein, (v) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement or any of the Transaction Documents; and (vi) the existence of any claim, setoff, defense or other right which the Participating Banks may have at any time against the Issuer, Holdings, the Owners, the Collateral Agent (or any persons for whom any of the foregoing may be acting), the Funding

Bank, the Administrating Bank, any other Participating Bank, or any other Person, whether in connection with this Agreement, the Transaction Documents or any other documents contemplated hereby or thereby or any unrelated transactions; (vii) any draft or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatever;
(viii) payment by the Funding Bank under the Letter of Credit against presentation of a draft or a certificate which does not comply with the terms of the Letter of Credit; or (ix) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Participating Bank's obligations hereunder. Neither the Administrating Bank nor the Funding Bank, nor any of their respective directors, officers, employees, agents or advisors, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of the Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to the Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Funding Bank; PROVIDED that the foregoing shall not be construed to excuse the Funding Bank from liability to any Participating Bank to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Participating Bank to the extent permitted by applicable law) suffered by such Participating Bank that are caused by the Funding Bank's failure to exercise care when determining whether drafts and other documents presented under the Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Funding Bank (as finally determined by a court of competent jurisdiction), the Funding Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of the Letter of Credit, the Funding Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of the Letter of Credit.

                        (c) Upon receipt of a payment from the Issuer pursuant to Section 2(a) hereof, the Funding Bank shall promptly transfer to each Participating Bank such Participating Bank's pro rata share (determined in accordance with such Participating Bank's Participation Percentage) of such payment based on such Participating Bank's pro rata share (determined as aforesaid) of amounts paid pursuant to Section 5(a) hereof, and not previously reimbursed by the Issuer pursuant to Section 2(a) hereof. All payments due to the Participating Banks from the Funding Bank pursuant to this paragraph (c) shall be made to the Participating Banks if, as, and to the extent possible, when the Funding Bank receives payments in respect of drawings under the Letter of Credit pursuant to Section 2(a) hereof, and in the same funds in which such amounts are received; PROVIDED that if any Participating Bank to whom the Funding Bank is required to transfer any such payment (or any portion thereof) pursuant to this paragraph (c) does not receive such payment (or portion thereof) prior to 3:00 p.m. (London time) on the Business Day on which the Funding Bank received such payment from the Issuer (which payment, if received by the Funding Bank after 2:00 p.m. (London time) on any Business Day, shall be deemed, for the purposes of this proviso, to have been received on the next succeeding Business Day), the Funding Bank agrees to pay to such Participating Bank, along with its payment of the portion of such payment due to such Participating Bank, interest on such amount at a rate per annum equal to, for the period from and including such Business Day to but excluding the date such amount is paid in full, the LIBO Rate applicable to the reimbursed drawing under the Letter of Credit. If, in connection with any case or other proceeding seeking liquidation, reorganization or other relief with respect to the Issuer or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, the Funding Bank shall be required to return to the Issuer or to any trustee, receiver, liquidator, custodian or other similar official all or any portion of such payments or interest, each Participating Bank shall, upon demand of the Funding Bank, forthwith return to the Funding Bank any amounts transferred to such Participating Bank by the Funding Bank in respect thereof pursuant to this paragraph (c).

                        (d) The Funding Bank will exercise and give the same care and attention to the Letter of Credit as it gives to its other letters of credit and similar obligations, and each Participating Bank agrees that the Funding Bank's sole liability to each Participating Bank shall be (i) to distribute promptly, as and when received by the Funding Bank, and in accordance with the provisions of paragraph (c) above, such Participating Bank's pro rata share (determined in accordance with such Participating Bank's Participation Percentage) of any payments to the Funding Bank by the Issuer pursuant to Section 2(a) hereof in respect of drawings under the Letter of Credit, (ii) to exercise or refrain from exercising any right or to take or to refrain from taking any action under this Agreement or the Letter of Credit as may be directed in writing by the Required Banks (or such higher percentage of Banks as may be otherwise expressly required under this Agreement) or the Administrating Bank acting on behalf of such Banks and (iii) as otherwise expressly set forth herein. The Funding Bank shall not be liable for any action taken or omitted at the request or with approval of the Required Banks or of the Administrating Bank acting on behalf of the Required Banks or for the nonperformance of the obligations of any other party under this Agreement, any of the Transaction Documents or any other document contemplated hereby or thereby. Without in any way limiting any of the foregoing, the Funding Bank may rely upon the advice of counsel concerning legal matters and upon any written communication or any telephone conversation which it believes to be genuine or to have been signed, sent or made by the proper person and shall not be required to make any inquiry concerning the performance by the Issuer, the Collateral Agent, Holdings, any Owner or any other Person of any of their respective obligations and liabilities under or in respect of this Agreement, the Transaction Documents or any other documents contemplated hereby or thereby. The Funding Bank shall not have any obligation to make any claim, or assert any Lien, upon any property held by the Funding Bank or assert any offset there against unless expressly directed to do so by the Required Banks or the Administrating Bank acting on behalf of the Required Banks. The Funding Bank and its Affiliates may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of business with the Issuer or any of its Affiliates, or any other Person, and receive payment on such loans or extensions of credit and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect. Without limiting any of the foregoing, the Funding Bank agrees for the exclusive benefit of the Participating Banks that (x) it will not give notice of a Date of Early Termination under the Letter of Credit without a writing executed by the Required Banks or executed by the Administrating Bank on behalf of the Required Banks directing it to give such notice (which writing shall specify the Date of Early Termination to be given in such notice) and (y) if a Reimbursement Event of Default has occurred and is continuing, upon receipt of such a writing, it will give such notice as provided in the Letter of Credit.

                        (e) The Funding Bank makes no representation and shall have no responsibility with respect to: (i) the genuineness, legality, validity, binding effect or enforceability of this Agreement, any of the Transaction Documents or any other documents contemplated hereby or thereby;
(ii) the truthfulness or accuracy of any of the representations contained in this Agreement, any of the Transaction Documents or any other documents contemplated hereby or thereby; (iii) the collectibility of any amounts due under this Agreement; (iv) the financial condition of the Issuer, Holdings, any Owner or any other Person; and (v) any act or omission of the Collateral Agent with respect to its use of the Letter of Credit. Each Participating Bank acknowledges and agrees that such Participating Bank has been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, affairs, status and nature of the Issuer, Holdings and the Owners and for making its own credit decision in taking or not taking any action, including without limitation, entering into this Agreement.

                 (f) To the extent that the Funding Bank is not reimbursed and indemnified by the Issuer under Section 19 or Section 20 hereof, each Participating Bank severally agrees to reimburse and indemnify the Funding Bank on demand, pro rata in accordance with such Participating Bank's Participation Percentage, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Funding Bank, in any way relating to or arising out of the Letter of Credit, or any action taken or omitted by the Funding Bank under or in connection with this Agreement or the Letter of Credit; PROVIDED, HOWEVER, that such Participating Bank shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by the final, non-appealable judgment of a court of competent jurisdiction to have resulted from the Funding Bank's gross negligence or wilful misconduct or for the Issuer's failure to pay interest thereon. Each Participating Bank's obligations under this paragraph (f) shall survive the termination of this Agreement and the Letter of Credit. Nothing in this paragraph (f) is intended to limit any Participating Bank's reimbursement obligation contained in paragraph (a) above.


                        (g) Each Participating Bank agrees that if it should receive any amount in respect of its participation other than from the Funding Bank pursuant to paragraph (c) above and other than as contemplated by Section 3, Section 4, Section 17(a), Section 19, or Section 20 hereof, such Participating Bank will remit all of the same to the Administrating Bank to distribute to the Participating Banks pro rata in accordance with their Participation Percentages.

                        SECTION 6. PAYMENTS. (a) All payments by the Issuer or the Participating Banks to the Funding Bank pursuant to this Agreement shall be made in lawful currency of the United States and in immediately available funds to the Funding Bank's account maintained with the Administrating Bank for such purpose, or to such other account as the Funding Bank shall notify the Issuer and each Participating Bank in writing. All payments by the Funding Bank, the Issuer, or the Administrating Bank to a Participating Bank shall be made in lawful currency of the United States and in immediately available funds at the address of such Participating Bank set forth below the name of such Participating Bank on the signature pages hereof, or at such other address as any Participating Bank shall notify each of the Funding Bank, the Issuer, and the Administrating Bank in writing.

                        (b) Whenever any payment under this Agreement shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the specified rate.

                        (c) Interest payable under Sections 2(a), 5(a) and 5(c) hereof and the fees payable under Section 3 hereof shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                        (d) Except as otherwise expressly provided in Section 3, 4 or 5 hereof, all payments hereunder from the Issuer to the Participating Banks, from the Funding Bank to the Participating Banks, from the Participating Banks to the Funding Bank and from the Participating Banks to the

Administrating Bank shall be made pro rata among the Participating Banks in accordance with the Participation Percentages of such Participating Banks.

                        SECTION 7. ISSUANCE OF THE LETTER OF CREDIT; CONDITIONS PRECEDENT TO ISSUANCE. (a) Subject to satisfaction of the conditions precedent set forth in subsections (b), (c), (d) and (e) of this Section 7, the Funding Bank shall issue the Letter of Credit to the Collateral Agent in the Maximum Credit Amount on the Issue Date (such date or such later date on which the conditions precedent are satisfied and the Letter of Credit is issued being herein called the "Date of Issuance" of the Letter of Credit). The Letter of Credit shall be effective on its Date of Issuance and shall expire on its Termination Date.

                        (b) As a condition precedent to the issuance of the Letter of Credit, the Administrating Bank and each Bank shall have received on or before the Date of Issuance of the Letter of Credit the following, each dated such date, in form and substance satisfactory to each Bank:

                        (i) an opinion of Thacher Proffitt & Wood, as counsel to
            the Issuer, Holdings and the Owners in form and substance satisfactory to the Administrating Bank;

                        (ii) an opinion of Cains, as special Isle of Man counsel
            to the Issuer, Holdings and the Owners, in form and substance satisfactory to the Administrating Bank;

                        (iii) copies of the resolutions of the Board of
            Directors of the Issuer authorizing the execution, delivery and performance by the Issuer of this Agreement and each of the Transaction Documents to which the Issuer is a party, certified by the Secretary or an Assistant Secretary of the Issuer (which certificate shall state that such resolutions are in full force and effect on the Date of Issuance of the Letter of Credit);

                        (iv) copies of the resolutions of the Board of Directors
            of each of Holdings and each of the Owners authorizing the execution, delivery and performance by such Person of this Agreement and each of the Transaction Documents to which each such Person is a party, certified by the Secretary or an Assistant Secretary of such Person (which certificate shall state that such resolutions are in full force and effect on the Date of Issuance of the Letter of Credit);

                        (v) a copy of the certificate or articles of
            incorporation, including all amendments thereto, of each of the Issuer, Holdings and each Owner, certified as of a recent date by the appropriate authority of its jurisdiction of its organization, and a certificate as to the good standing of any such Person, as of a recent date, from such authority;

                        (vi) (i) a certificate of the Secretary or Assistant
            Secretary of each of the Issuer, Holdings and each Owner certifying
            (A) that attached thereto is a true and complete copy of the Memorandum of Association of such Person as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Person described in subsection (iii) or (iv) above, as applicable, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or equivalent organizational document of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to Section 7(b)(v) above, and (D) as to the incumbency of each officer executing this Agreement or any other document or certificate delivered in connection herewith on behalf of such Person; and (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (i) above;

                        (vii) an executed copy (or duplicate thereof) of each of
            the Transactions Documents, each of which shall be in form and substance satisfactory to the Administrating Bank; and

                        (viii) such other documents, instruments, approvals or
            opinions as any Bank may reasonably request in writing.

                        (c) The following statements shall be true and correct on the Date of Issuance of the Letter of Credit and the Administrating Bank and each Bank shall have received on the Date of Issuance a certificate signed by a duly authorized officer of the Issuer dated such Date of Issuance, stating that:

                        (i) the representations and warranties contained
            in Section 10 hereof are true and correct on and as of such Date of Issuance as though made on and as of such date; and

                        (ii) no Reimbursement Default shall have occurred and be
            continuing and no Reimbursement Default shall result from the issuance of the Letter of Credit.

                        (d) On or before the Date of Issuance of the Letter of Credit:

                        (i) each of the Transaction Documents shall be in
            full force and effect;

                        (ii) all conditions precedent to closing set forth in
            Section 6 of the Note Purchase Agreement shall have been fulfilled (other than those conditions requiring issuance of the Letter of Credit);

                        (iii) the Notes shall have been duly issued
            pursuant to the Indentures and shall be in full force and effect; and

                        (iv) the Issuer shall have paid to the Administrating
            Bank all fees required to be paid on or prior to the Date of Issuance.

                        SECTION 8.  ADJUSTMENT OF MAXIMUM DRAWING AMOUNTS
AND MAXIMUM AVAILABLE CREDIT AMOUNTS; TERMS OF DRAWING. The Maximum Drawing Amount and Maximum Available Credit Amount applicable to the Letter of Credit shall be subject to modification as specified in the Letter of Credit and drawings under the Letter of Credit shall be subject to the other terms and conditions set forth in the Letter of Credit.

                  SECTION 9. OBLIGATIONS ABSOLUTE. The payment obligations of the Issuer under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, and irrespective of:

                        (a) any lack of validity or enforceability of the
            Letter of Credit, this Agreement or any of the Transac tion Documents;

                        (b) any amendment or waiver of or any consent to
            departure from all or any of the provisions of the Letter of Credit, this Agreement or any of the

            Transaction Documents;

                        (c) the existence of any claim, setoff, defense or other
            rights which the Issuer, Holdings or any Owner may have at any time against any of the Collateral Agent, the Funding Bank, the Administrating Bank, any Participating Bank, or any other Person or entity, whether in connection with this Agreement, the Trans action Documents or any other documents contemplated hereby or thereby or any unrelated transactions;

                        (d) any draft or other document presented under the
            Letter of Credit, proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (e) payment by the Funding Bank under the Letter of
            Credit against presentation of a draft or certifi cate which does not comply with the terms of the Letter of Credit; or

                        (f) any other act or omission to act or delay of any
            kind of the Funding Bank, the Participating Banks, the Administrating Funding Bank or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Issuer's obligations hereunder.

                        Neither the Administrating Bank, the Participating
Banks nor the Funding Bank, nor any of their respective directors, officers, employees, agents or advisors shall have any liability or responsibility by reason of or in connection with the issuance or transfer of the Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to the Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Funding Bank; PROVIDED that the foregoing shall not be construed to excuse the Funding Bank from liability to the Issuer to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Issuer to the extent permitted by applicable law) suffered by the Issuer that are caused by the Funding Bank's failure to exercise care when determining whether drafts and other documents presented under the Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Funding Bank (as finally determined by a court of competent jurisdiction), the Funding Bank shall be deemed to have exercised care on each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of the Letter of Credit, the Funding Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of the Letter of Credit.

                        SECTION 10. REPRESENTATIONS AND WARRANTIES. The Issuer, Holdings and each of the Owners represents and warrants as follows:

                        (a)  CORPORATE EXISTENCE AND POWER.  (i)  The
Issuer is a public limited company duly organized, validly existing and in good standing under the laws of the Isle of Man, is duly qualified to do business as a foreign corporation in and is in good standing under the laws of each jurisdiction in which the ownership of its properties or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on its business or financial condition or its ability to perform its obliga tions under this Agreement or the Transaction Documents to which it is a party, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                        (ii) Holdings is a public limited company duly organized, validly existing and in good standing under the laws of the Isle of Man, is duly qualified to do business as a foreign corporation in and is in good standing under the laws of each jurisdiction in which the ownership of its properties or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on its business or financial condition or its ability to perform its obligations under this Agreement or the Transaction Documents to which it is a party, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                        (iii) Each of the Owners is a private limited company duly organized, validly existing and in good standing under the laws of the Isle of Man, is duly qualified to do business as a foreign corporation in and is in good standing under the laws of each jurisdiction in which the ownership of its properties or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on its business or financial condition or its ability to perform its obligations under this Agreement or the Transaction Documents to which it is a party, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                        (b) CORPORATE AUTHORIZATION. The execution, delivery and performance by it of this Agreement and each Transaction Document to which it is a party, have been duly authorized by all necessary corporate action on its part and do not, and will not, require the consent or approval of its shareholders, or any trustee or holder of any Indebtedness or other obligation of it.

                        (c) NO VIOLATION, ETC. Neither the execution, delivery or performance by it of this Agreement or any Transaction Document to which it is a party, nor the consummation by it of the transactions contemplated hereby or thereby, nor compliance by it with the provisions hereof or thereof, conflicts or will conflict with, or results or will result in a breach or contravention of any of the provisions of its Certificate of Incorporation or Memorandum of Association or any Applicable Law, or any indenture, mortgage, lease or any other agreement or instrument to which it or any of its Affiliates is a party or by which its property or the property of any of its Affiliates is bound, or results or will result in the creation or imposition of any Lien (other than Liens permitted under the Indentures) upon any of its property or the property of any of its Affiliates. There is no provision of its Certificate of Incorporation or Memorandum of Association, or any Applicable Law, or any such indenture, mortgage, lease or other agreement or instrument which materially adversely affects its business, operations, affairs, condition, properties or assets. There is no provision of its charter or By-laws, or any Applicable Law, or any such indenture, mortgage, lease or other agreement or instrument which materially adversely affects its ability to perform its obligations under this Agreement or any Transaction Document to which it is, or is to become, a party.

                        (d) GOVERNMENTAL ACTIONS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority (a "Governmental Action") is or will be required in connection with the execution, delivery or performance by it, or the consummation by it of the transactions contemplated by this Agreement or any Transaction Document to which it is, or is to become, a party, except such Governmental Actions as have been duly obtained, given or accomplished.

                        (e) EXECUTION AND DELIVERY. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by it, and this Agreement and each such Transaction Document is the legal, valid and binding obligation of it enforceable against it in accordance with its terms.

                        (f) LITIGATION. There is no pending or, to its knowledge, threatened action or proceeding affecting the Issuer, Holdings, any Owner or any Subsidiary thereof before any court, Governmental Authority or arbitrator, as to which there is a reasonable possibility of an adverse determination that could affect the validity of this Agreement or any of the Transaction Documents, or materially and adversely affect any of the related transactions or the financial condition, business, properties, operations or prospects of the Issuer and its Subsidiaries taken as a whole.

                        (g) OTHER REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Issuer, Holdings and the Owners in the Note Purchase Agreement will, when such document is executed and delivered, be true and correct.

                        (h) TAXES. The Issuer, Holdings and each Owner and each respective Subsidiary thereof has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes that the Issuer, Holdings, such Owner or such respective Subsidiary is contesting in good faith by appropriate legal proceedings and for the payment of which adequate reserves have been provided.

                        SECTION 11.  COVENANTS.  Each of the covenants set
forth in Articles 4 and 5 of each Indenture as in effect on the date hereof, including the related definitions, is hereby incorporated herein by reference, MUTATIS MUTANDIS. The Issuer agrees to comply with each such covenant for the benefit of the Funding Bank, the Administrating Bank and the Participating Banks as if set forth in full herein, and the Banks shall be entitled to enforce such covenants as if set forth in full herein.

                        SECTION 12.  GUARANTEES OF THE OWNERS.
(a) GUARANTEES. (i) Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to the Administrating Bank, the Funding Bank, each Participating Bank and their respective successors and assigns (A) the full and punctual payment of principal of and interest on the reimbursement obligations under this Agreement when due, whether at maturity, by acceleration or otherwise, and all other monetary obligations of the Issuer and the Guarantors under this Agreement and (B) the full and punctual performance within applicable grace periods of all other obligations of the Issuer and the Guarantors under this Agreement (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Section 12 notwithstanding any extension or renewal of any Obligation.

                        (ii)  Each Guarantor waives presentation to,
demand of, payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under this Agreement or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (A) the failure of the Administrating Bank, the Funding Bank or any Participating Bank to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Agreement, any Transaction Document or any other agreement or otherwise; (B) any extension or renewal of any thereof; (C) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any Transaction Document or any other agreement; (D) the release of any security held by the Administrating Bank, the Funding Bank or any Participating Bank for the Obligations; (E) the failure of the Administrating Bank, the Funding Bank or any Participating Bank to exercise any right or remedy against any other guarantor of the Obligations; or (F) any change in the ownership of such Guarantor.

                        (iii)  Each Guarantor further agrees that its
Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Administrating Bank, the Funding Bank or any Participating Bank to any security held for payment of the Obligations.

                        (iv)  Except as expressly set forth in
Sections 12(b) hereof, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Administrating Bank, the Funding Bank or any Participating Bank to assert any claim or demand or to enforce any remedy under this Agreement, any Transaction Document or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

                        (v)  Each Guarantor further agrees that its
Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Administrating Bank, the Funding Bank or any Participating Bank upon the bankruptcy or reorganization of the Issuer or otherwise.

                        (vi) In furtherance of the foregoing and not in limitation of any other right which the Administrating Bank, the Funding Bank or any Participating Bank has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrating Bank, forthwith pay, or cause to be paid, in cash, to the Administrating Bank, the Funding Bank and each Participating Bank, an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Issuer or the Guarantors to the Administrating Bank, the Funding Bank and each Participating Bank.

                        (vii) Each Guarantor agrees that, as between it, on the one hand, and the Administrating Bank, the Funding Bank or any Participating Bank, on the other hand, (A) the maturity of the Obligations Guaranteed hereby may be accelerated by terminating the Letter of Credit as provided in Section 14 hereof for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (B) in the event of any termination of the Letter of Credit as provided in Section 14 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

                        (viii) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Administrating Bank, the Funding Bank or any Participating Bank in enforcing any rights under this Section.

                        (b)  LIMITATION ON LIABILITY.  Any term or
provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Owner shall not exceed the maximum amount that can be hereby guaranteed without rendering the guaranty under this Agreement, as it relates to such Owner, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                        (c) SUCCESSORS AND ASSIGNS. This Section 12 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Administrating Bank, the Funding Bank and each Participating Bank and, in the event of any transfer or assignment of rights by the Administrating Bank, the Funding Bank or any Participating Bank, the rights and privileges conferred upon that party in this Agreement and in the Transaction Documents shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Agreement.

                        (d) NO WAIVER. Neither a failure nor a delay on the part of any of the Administrating Bank, the Funding Bank or any Participating Bank in exercising any right, power or privilege under this
Section 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Administrating Bank, the Funding Bank or any Participating Bank herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Section 12 at law, in equity, by statute or otherwise.

                        (e) MODIFICATION. No modification, amendment or waiver of any provision of this Section 12, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrating Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                        SECTION 13. REIMBURSEMENT EVENTS OF DEFAULT. The following events shall be "Reimbursement Events of Default" hereunder unless waived by the Required Banks pursuant to Section 14 hereof:

                        (i) the Issuer shall (a) fail to pay when due any amount
            payable under Section 2(a) hereof, or (b) fail to pay any amount payable under Section 3 hereof within 5 Business Days after the same shall become due; or

                        (ii) an "Event of Default" (as such term is defined in
            the First Priority Indenture or the Second Priority Indenture, as the case may be) shall have occurred and be continuing under the First Priority Indenture or the Second Priority Indenture; or

                        (iii) the Issuer shall fail to make any payment in
            respect of the Notes, or to make any payment of any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or

                        (iv) the Issuer, Holdings or any Owner shall fail to
            observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (i), (ii) and (iii) above) for 30 days after written notice thereof has been given to the Issuer by the Administrating Bank or any Participating Bank; or

                        (v) any representation, warranty, certification or
            statement made by the Issuer, Holdings or any Owner in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

                        (vi) any material provision of this Agreement shall at
            any time for any reason cease to be valid and binding upon the Issuer, Holdings or any Owner, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Issuer, Holdings, any Owner or any Governmental Authority, or the Issuer, Holdings or any Owner shall deny that it has any or further liability or obligation under this Agreement; or

                        (vii) the Issuer, Holdings or any Owner shall fail to
            make any payment of any amount in respect of any Indebtedness, or to make any payment of any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to enable the holder of such Indebtedness to accelerate the maturity of any Indebtedness if the total of all such Indebtedness which has been accelerated and any additional Indebtedness which has become due and not been paid shall exceed $5,000,000 or any Indebtedness the aggregate principal amount of which is greater than $5,000,000 shall be declared due and payable, or required to be prepaid prior to the stated maturity thereof; or

                        (viii) an involuntary proceeding shall be commenced or
            an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Issuer, Holdings, any Owner or of a substantial part of its or their property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or the applicable bankruptcy laws of any other jurisdiction, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person, or for a substantial part of its property or assets, or (iii) the winding-up or liquidation of the Issuer, Holdings or any Owner; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                        (ix) the Issuer, Holdings or any Owner shall (A)
            voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or the applicable bankruptcy laws of any other jurisdiction, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (vii) above,
            (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person, or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it or them in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its or their inability or fail generally to pay its or their debts as they become due or (G) take any action for the purpose of effecting any of the foregoing; or

                        (x) any judgment or decree for the payment of money
            exceeding $5,000,000 shall be rendered against the Issuer, Holdings or any Owner and shall remain outstanding for a period of 60 days following the entry of such judgment or decree and shall not have been discharged, waived or stayed within ten days after written notice thereof has been given to the Issuer; or

                        (xi) this Agreement or any Security Agreement shall for
            any reason cease to be, or be asserted by any of the Issuer, Holdings or any Owner not to be, a legal, valid and binding obligation of the Issuer, Holdings or the Owners, enforceable in accordance with its terms, or the security interest or lien purported to be created by any Security Agreement shall for any reason cease to be, or be asserted by the Issuer,

            Holdings or any Owner not to be, a valid, first priority perfected security interest (subject to no liens, except Permitted Liens) in the Collateral as defined under each such agreement.

                        If a Reimbursement Event of Default occurs and is continuing, the Required Banks may, in their sole discretion, by notice to the Issuer and the Collateral Agent cause the Funding Bank to terminate the Letter of Credit as provided therein.

                        SECTION 14. AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof (including, without limitation, the Letter of Credit) may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Issuer and the Required Banks; PROVIDED, HOWEVER, that no such agreement shall (i) change the Maximum Credit Amount, or extend or advance the maturity of the Letter of Credit or the dates for the reimbursement of drawings under the Letter of Credit or the payment of interest thereon or reduce the rate of interest on any unreimbursed drawings,
(ii) change the Participation Percentage of any Participating Bank or the fees provided for in Section 3 hereof or (iii) amend or modify the provisions of this
Section 14, Section 2 hereof, Section 6(d) hereof or Section 9 hereof, the proviso in Section 18 or the definition of "Required Banks", in each case without the prior written consent of each Participating Bank and the Funding Bank; PROVIDED, FURTHER that no such agreement shall (I) modify or otherwise affect the rights or duties of the Funding Bank hereunder, (II) amend or modify the provisions of Sections 5 hereof or (III) change the fees provided for in
Section 3(a) hereof, without the written consent of the Funding Bank or amend, modify or otherwise affect the rights or duties of the Administrating Bank hereunder, without the written consent of the Administrating Bank; and PROVIDED, FURTHER that no such agreement shall amend or modify the provisions of Section 12 hereof without the written consent of each of the Owners. The Administrating Bank and each Bank shall be bound by any modification or amendment authorized by this Section 14, and any consent by any Participating Bank pursuant to this
Section 14 shall bind any successor Participating Bank acquiring a participation from it whether or not such successor Participating Bank has received actual notice thereof.

                 SECTION 15. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or other facsimile transmission) and shall be given to such party, addressed to it, at its address or facsimile number set forth below the name of such party on the signature pages hereof or such other address or facsimile number as such party may hereafter specify for that purpose by notice to the other parties. Each such notice, request or communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified above, (ii) if given by mail upon receipt but not later than 5 days after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address for notices described above.

                 SECTION 16. NO WAIVER; REMEDIES. No failure on the part of the Administrating Bank or any Bank to exercise, and no delay in exercising, any power or right hereunder for any period of time shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided to the Administrating Bank and the Banks are cumulative and not exclusive of any other rights or remedies which the Administrating Bank or any Bank may otherwise have. No waiver of any provision of this Agreement nor consent to any departure by the Issuer therefrom shall in any event be effective unless the same shall be authorized as provided in Section 14 above, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Issuer, Holdings or any Owner in any case shall entitle the Issuer, Holdings or any Owner to any other or further notice or demand in similar or other circumstances.

                   SECTION 17. RIGHT OF SETOFF. (a) If a Reim-bursement Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Issuer, Holdings or any Owner against any of and all the obligations of the Issuer, Holdings or any Owner now and hereafter existing under this Agreement, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Issuer after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                  (b) Each Participating Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Issuer, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Participating Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of amounts paid by it pursuant to Section 5(a) as a result of which the unreimbursed portion of
Section 5(a) payments made by it shall be proportionately less (determined in accordance with each Participating Bank's Participation Percentage) than the unreimbursed portion of Section 5(a) payments made by any other Participating Bank, it shall be deemed to have simultaneously purchased from such other Participating Bank a participation in the unreimbursed portion of Section 5(a) payments made by such other Participating Bank, so that the aggregate unreimbursed portion of Section 5(a) payments made by it and participations in the unreimbursed portion of Section 5(a) payments made by each other Participating Bank and held by it shall be in the same proportion (determined in accordance with each Participating Bank's Participation percentage) to the aggregate unreimbursed portion of Section 5(a) payments made by all Participating Banks as the principal amount of the unreimbursed portion of
Section 5(a) payments made by it prior to such exercise of banker's lien, setoff or counterclaim was to the unreimbursed portion of all Section 5(a) payments made by all Participating Banks prior to such exercise of banker's lien, setoff or counterclaim; PROVIDED, HOWEVER, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 17(b) and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Issuer expressly consents to the foregoing arrangements and agrees that any Participating Bank holding a participation in an unreimbursed portion of Section 5(a) payment deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by it to such Participating Bank as fully as if such Participating Bank held an unreimbursed portion of Section 5(a) payment in the amount of such participation.

                        SECTION 18. CONTINUING OBLIGATION. Except with respect to Sections 19, and 20, the obligations of the Issuer, Holdings and each of the Owners under this Agreement shall continue until the later of (i) the Termination Date of the Letter of Credit or (ii) the date upon which all amounts due and owing to the Administrating Bank and the Banks hereunder shall have been paid in full and shall (a) be binding upon the Issuer, Holdings and each of the Owners and their respective successors and assigns and (b) inure to the benefit of and be enforceable by the Banks and their successors, transferees and assigns; PROVIDED, HOWEVER, that the Issuer may not assign all or any part of this Agreement without the prior written consent of the Funding Bank and the Participating Banks.

                        SECTION 19.  COSTS, EXPENSES AND TAXES.  The
Issuer agrees to pay upon demand therefor, whether or not the transactions contemplated herein are consummated, all reasonable costs and expenses of the Administrating Bank in connection with the preparation, execution, delivery, filing and administration of this Agreement and any other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees, disbursements and other charges of special counsel for the Administrating Bank and the Funding Bank with respect thereto and with respect to advising the Administrating Bank and the Funding Bank as to their rights and responsibilities under this Agreement and to pay all reasonable counsel fees and expenses that may be incurred by the Administrating Bank and each of the Banks in connection with any Reimbursement Event of Default or the enforcement of this Agreement and such other documents which may be delivered in connection with this Agreement or, in the case of Administrative Bank and the Funding Bank, any waiver or amendment of this Agreement. In addition, the Issuer agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and such other documents and agree to hold the Administrating Bank and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. Without prejudice to the survival of any other obligation of the Issuer hereunder, the obligations of the Issuer contained in this Section 19 shall survive the payment in full of amounts payable by the Issuer under Section 2(a) hereof and the termination of the Letter of Credit and this Agreement.

                 SECTION 20. INDEMNIFICATION. The Issuer hereby agrees to indemnify and hold harmless the Administrating Bank and each Bank and their respective officers, directors, affiliates, employees and agents (each, an "indemnitee") from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which an indemnitee may incur (or which may be claimed against an indemnitee by any Person or entity whatsoever) (i) by reason of any inaccuracy in any material respect, or untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any offering document distributed by or on behalf of the Issuer in connection with the issuance of the Notes or in any supplement or amendment thereto, or the omission or alleged omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading; (ii) by reason of or in connection with the execution, delivery and performance of this Agreement and the Transaction Documents; or
(iii) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make lawful payment under, the Letter of Credit; PROVIDED that the Issuer shall not be required to indemnify an indemnitee for any claims, damages, losses, liabilities, costs or expenses to the extent determined by the final, non-appealable judgment of a court of competent jurisdiction to have resulted from the wilful misconduct or gross negligence of such indemnitee. Without prejudice to the survival of any other obligation of the Issuer hereunder, the indemnities and obligations of the Issuer contained in this Section 20 shall survive the payment in full of amounts payable by the Issuer under Section 2(a) hereof and the termination of the Letter of Credit and this Agreement or the substitution of any of the Banks pursuant to Sections 4(e) or (f) hereof.

                        SECTION 21.  SALES OF PARTICIPATIONS.  (a)  With-
out the consent of the Funding Bank, the Administrating Bank, the Issuer, Holdings, any Owner or any other Participating Bank, each Participating Bank may grant participations in its participation in the Letter of Credit (each Person to which a participation is granted being called a "Participant") and in such event such Participating Bank will, in its own name and as agent for any such Participant, enforce all rights and interests of any Participant under this Agreement, and accept all performances required of the Issuer under this Agreement; PROVIDED, HOWEVER, that such Participating Bank shall remain entitled to exercise any right, remedy and power hereunder (other than with respect to (i) the Maximum Credit Amount or the effective Participation Percentage of such Participant, (ii) the maturity of the Letter of Credit or the dates for the reimbursement of drawings under the Letter of Credit or the payment of interest thereon, (iii) the rate of interest on unreimbursed drawings, or (iv) the fees to be paid hereunder), and shall remain fully obligated to the Funding Bank as provided herein. If, at the time of a grant of a participation pursuant to this Section 21(a), such grant would result in a claim for compensation pursuant to Sections 4(a), (b), or (c) hereof materially greater than that to which the Participating Bank granting such participation is entitled, such grant shall be subject to the consent of the Issuer (which consent shall not be unreasonably withheld).

                        (b) With the prior written consent of the Administrating Bank and the Funding Bank (which consent shall not be unreasonably withheld), any Participating Bank may cause all or a portion of its obligations hereunder to be assumed by another financial institution, and upon the execution of an Assignment and Acceptance, such financial institution shall become a "Participating Bank" for purposes of this Agreement and shall be entitled to the rights, privileges and obligations of a Participating Bank hereunder and such transferring Bank shall be released from its obligations with respect to the portion of its participation so assumed.

                        SECTION 22. ADMINISTRATING BANK. (a) In order to expedite the various transactions contemplated by this Agreement, Credit Suisse First Boston, acting through its London branch, is hereby appointed to act as Administrating Bank on behalf of the Participating Banks. Each of the Participating Banks hereby authorizes and directs the Administrating Bank to take such action on behalf of such Participating Bank under the terms and provisions of this Agreement and to exercise such powers hereunder as are specifically delegated to or required of the Administrating Bank by the terms and provisions hereof, together with such powers as are reasonably incidental thereto. The Administrating Bank is hereby expressly authorized on behalf of the Participating Banks, without hereby limiting any implied authority, (i) to receive on behalf of each of the Participating Banks any payment of fees due to the Participating Banks hereunder and all other amounts accrued hereunder paid to the Administrating Bank for the accounts of the Participating Banks, and promptly to distribute to each Participating Bank its proper share of all payments so received; (ii) to give notice within a reasonable time on behalf of each of the Participating Banks to the Issuer of any Reimbursement Event of Default specified in this Agreement of which the Administrating Bank has actual knowledge acquired in connection with its capacity as Administrating Bank hereunder; and (iii) to distribute to the Funding Bank and each Participating Bank copies of all notices, agreements and other material as provided for in this Agreement as received by the Administrating Bank.

                        (b) Neither the Administrating Bank nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them hereunder except for its or his own gross negligence or wilful misconduct, nor be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith nor be required to ascertain or to make any inquiry concerning the performance or observance by the Issuer, Holdings or the Owners of any of the terms, conditions, covenants or agreements of this Agreement. The Administrating Bank shall not be responsible to the Participating Banks for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Letter of Credit or any other instrument to which reference is made herein. The Administrating Bank shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Banks, and, except as otherwise specifically provided herein, such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Participating Banks. The Administrating Bank shall, in the absence of knowledge to the contrary, be entitled to rely on any paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrating Bank nor any of its directors, officers, employees or agents shall have any responsibility to the Issuer or the Funding Bank on account of the failure or delay in performance or breach by any Participating Bank or the Funding Bank of any of its obligations hereunder or to any Participating Bank on account of the failure of or delay in performance or breach by any other Participating Bank, the Funding Bank or the Issuer of any of their respective obligations hereunder or in connection herewith. The Administrating Bank may execute any and all duties hereunder by or through agents or employees and shall be entitled to advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                        (c) With respect to the Participation Percentage of it hereunder, the Administrating Bank, in its individual capacity and not as the Administrating Bank, shall have the same rights and powers hereunder and under any other agree ment executed in connection herewith as any other Partici pating Bank and may exercise the same as though it were not the Administrating Bank, and the Administrating Bank and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Issuer, Holdings or the Owners, any Subsidiary or any other affiliate thereof as if it were not the Administrating Bank.

                        (d) Each Participating Bank agrees (i) to reim burse the Administrating Bank in the amount of such Partici pating Bank's pro rata share (determined in accordance with such Participating Bank's Participation Percentage) of any expenses incurred for the benefit of the Participating Banks by the Administrating Bank, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Participating Banks, not reim bursed by the Issuer and (ii) to indemnify and hold harmless the Administrating Bank and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share (determined as aforesaid), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrating Bank or against any of its directors, officers, employees or agents in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent not reimbursed by the Issuer; PROVIDED that no Participating Bank shall be liable to the Administrating Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by the final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of the Administrating Bank or any of its directors, officers, employees or agents.

                        (e) Each Participating Bank acknowledges that it has, independently and without reliance upon the Adminis trating Bank or any other Participating Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Participating Bank also acknowledges that it will, independently and without reliance upon the Admin istrating Bank or any other Participating Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder.

                        SECTION 23. TERMINATION BY THE ISSUER. The Issuer may, upon 30 days' written notice to the Administrating Bank, terminate this Agreement; PROVIDED, HOWEVER, that any such proposed termination shall not be effective until (i) the Collateral Agent shall have delivered its Letter of Credit to the Funding Bank for cancelation together with a duly executed request for cancelation in the form of Exhibit 7 to Exhibit A hereto, and (ii) the Issuer has paid all fees, expenses and interest accrued hereunder.

                        SECTION 24. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not author ized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                        SECTION 25. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                        SECTION 26. JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a) Each of the Issuer, Holdings and each Owner hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrating Bank, the Funding Bank or any Participating Bank may otherwise have to bring any action or proceeding relating to this Agreement against the Issuer, Holdings or any Owner or their respective properties in the courts of any jurisdiction.

                        (b) Each of the Issuer, Holdings and each Owner hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                        (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15 at the addresses set forth in paragraph (d) of this Section. Nothing in this Agreement will affect the right of any party to this Agreement to service process in any other manner permitted by law.

                        (d) (i) The Issuer, Holdings and each of the Owners hereby irrevocably designate and appoint Cambridge Partners, L.L.C. and any successor entity, having an address at 535 Madison Avenue, 39th Floor, New York, New York 10022, as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. The Company, Holdings and each of the Owners further agree to take any and all action, including the execution and filing of any and all documents and instruments, as may be necessary to continue such designation and appointment of such agent in full force and effect for so long as this Agreement shall be in full force and effect. If such agent shall cease to so act, each of the Issuer, Holdings and each Owner shall immediately designate and appoint another such agent satisfactory to the Administrating Bank and shall promptly deliver to the Administrating Bank evidence in writing of such other agent's acceptance of such appointment.

                        (ii) The Administrating Bank and the Funding Bank hereby irrevocably designate and appoint the New York branch of Credit Suisse First Boston, having an address at 11 Madison Avenue, New York, New York 10010, as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. The Administrating Bank and the Funding Bank agree to take any and all action, including the execution and filing of any and all documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as this Agreement shall be in full force and effect.

                        SECTION 27.  WAIVER OF JURY TRIAL.   EACH PARTY
HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                        SECTION 28. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                        SECTION 29. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute, but one contract, and shall become effective when it shall have been executed by all parties hereto and when the Administrating Bank shall have received copies hereof which, when taken together, bear signatures of all parties hereto.


                        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                   NAVIGATOR GAS TRANSPORT PLC, as
                                   Issuer

                                        by       /s/ Richard Klapow
                                           -------------------------------
                                             Name:     Richard Klapow
                                             Title:    Director

                                   Address for Notice:
                                        15-19 Athol Street
                                        Douglas, Isle of Man 1M1 1LB
                                        Facsimile: 44-1624-638-333


                                   NAVIGATOR HOLDINGS PLC

                                        by       /s/ Richard Klapow
                                           -------------------------------
                                             Name:     Richard Klapow
                                             Title:    Director

                                   Address for Notice:
                                        15-19 Athol Street
                                        Douglas, Isle of Man 1M1 1LB
                                        Facsimile: 44-1624-638-333

                                   NAVIGATOR GAS (IOM I-A) LIMITED, as
                                   Guarantor

                                        by       /s/ Richard Klapow
                                           -------------------------------
                                             Name:     Richard Klapow
                                             Title:    Director

                                   Address for Notice:
                                        15-19 Athol Street
                                        Douglas, Isle of Man 1M1 1LB
                                        Facsimile: 44-1624-638-333


                                   NAVIGATOR GAS (IOM I-B) LIMITED, as
                                   Guarantor

                                        by       /s/ Richard Klapow
                                           -------------------------------
                                             Name:     Richard Klapow
                                             Title:    Director

                                   Address for Notice:
                                        15-19 Athol Street
                                        Douglas, Isle of Man 1M1 1LB
                                        Facsimile: 44-1624-638-333


                                   NAVIGATOR GAS (IOM I-C) LIMITED, as
                                   Guarantor

                                        by       /s/ Richard Klapow
                                           -------------------------------
                                             Name:     Richard Klapow
                                             Title:    Director

                                   Address for Notice:
                                        15-19 Athol Street
                                        Douglas, Isle of Man 1M1 1LB
                                        Facsimile: 44-1624-638-333

                                   NAVIGATOR GAS (IOM I-D) LIMITED, as
                                   Guarantor

                                        by       /s/ Richard Klapow
                                           -------------------------------
                                             Name:     Richard Klapow
                                             Title:    Director

                                   Address for Notice:
                                        15-19 Athol Street
                                        Douglas, Isle of Man 1M1 1LB
                                        Facsimile: 44-1624-638-333


                                   NAVIGATOR GAS (IOM I-E) LIMITED, as
                                   Guarantor


                                        by       /s/ Richard Klapow
                                           -------------------------------
                                             Name:     Richard Klapow
                                             Title:    Director

                                   Address for Notice:
                                        15-19 Athol Street
                                        Douglas, Isle of Man 1M1 1LB
                                        Facsimile: 44-1624-638-333


                                   CREDIT SUISSE FIRST BOSTON, London
                                   Branch, as Funding Bank and
                                   Administrating Bank

                                        by  /s/ Malcolm Price
                                          -------------------------------
                                             Name:     Malcolm Price
                                             Title:    Managing Director

                                   Address for Notice:
                                        Five Cabot Square
                                        London E14 4QR
                                        ENGLAND
                                        Facsimile: 011-44-171-888-8896

Accepted this 7th day
of August, 1997

UNITED STATES TRUST COMPANY
OF NEW YORK, as Collateral
Agent,

     by  /s/ Gerard F. Ganey
       -----------------------
          Name:   Gerard F. Ganey
          Title:  Senior Vice President

                                                                       EXHIBIT A


                      IRREVOCABLE STANDBY LETTER OF CREDIT
                                     No. [ ]


                                                  August 7, 1997


United States Trust Company of New York, as Collateral Agent
114 West 47th Street
New York, NY 10036-1532
(the "Collateral Agent")

Attn:  Corporate Trust Administration


Ladies and Gentlemen:

                  1. We hereby establish, at the request of Navigator Gas Transport PLC (the "Issuer"), in your favor, our Irrevocable Standby Letter of Credit No. [ ] (the "Letter of Credit"), in an amount not to exceed $50,000,000 (the "Maximum Credit Amount"), effective immediately and expiring on the Termination Date (such term and each other capitalized term used herein and in Schedules II and III and Exhibits 1, 2, 3, 4, 5, 6, and 7 hereto shall have the meanings set forth in Schedule I hereto). Of the Maximum Credit Amount, (a) an amount not to exceed $45,500,000 (such amount, as reduced from time to time in accordance with the terms hereof, being called the "Interest Portion") may be drawn on the terms set forth herein to pay (i) accrued interest on the Notes at the actual rate of interest borne by the Notes (less any Additional Interest), whether on a scheduled interest payment date or upon the maturity, redemption or acceleration of the Notes, (ii) unpaid principal and accrued and unpaid interest on Interest Draws under this Letter of Credit and (iii) fees due under the Reimbursement Agreement and (b) an amount not to exceed $4,500,000 (such amount, as reduced from time to time in accordance with the terms hereof, being called the "Working Capital Portion") may be drawn on the terms set forth herein to pay
(i) certain working capital expenses of the Owners, (ii) Additional Interest and
(iii) unpaid principal and accrued and unpaid interest on Working Capital Draws under this Letter of Credit. This Letter of Credit is issued in connection with the issuance by the Issuer of the Notes pursuant to the First Priority Indenture and the Second Priority Indenture and is being issued pursuant to the Letter of Credit Reimbursement Agreement and Guaranty dated as of August 7, 1997 among the Issuer, Credit Suisse First Boston, acting through its London Branch, as funding bank and administrating bank, the participating banks from time to time party thereto, Holdings and the Owners (as the same may be amended, supplemented or modified from time to time, the "Reimbursement Agreement"). This Letter of Credit is effective immediately and will expire on the Termination Date.

                  2. The Maximum Available Credit Amount may be reduced at any time and from time to time upon receipt by us at the address for presentation of documents set forth below of a copy of the instrument effecting such reduction, signed by you in the form of Exhibit 1 hereto (a "Reduction Certificate"). Upon receipt of a Reduction Certificate, the Maximum Available Credit Amount shall be automatically and permanently reduced by the amount specified as the Reduction Amount in such certificate (the "Reduction Amount") and the Maximum Drawing Amounts shall be automatically and permanently reduced as provided in Section 4(e) hereof.

                  3. We hereby irrevocably authorize you to draw on us, in accordance with the terms and conditions hereinafter set forth, an amount not in excess of the lesser of (x) the Maximum Available Credit Amount applicable to the date of such drawing (the "Date of Drawing") and (y)(i) in the case of an Interest Draw, the Maximum Drawing Amount of the Interest portion applicable to the Date of Drawing and (ii) in the case of a Working Capital Draw, the Maximum Drawing Amount of the Working Capital Portion applicable to the Date of Drawing, in each case as modified in accordance with the next paragraph; PROVIDED, HOWEVER, that at no time shall we be required to pay any drawing under this Letter of Credit in excess of the lesser of the Maximum Available Credit Amount and the Maximum Drawing Amount, in each case as in effect on the applicable Date of Drawing. Multiple drawings may be made hereunder, provided, that each drawing honored by us hereunder shall PRO TANTO reduce both (a) the Maximum Available Credit Amount and (b) the Maximum Drawing Amount of either (i) the Working Capital Portion or (ii) the Interest Portion, as the case may be, available under this Letter of Credit. Notwithstanding any other provision of this Letter of Credit, on the date of each reduction, if any, (a) in the outstanding principal amount of the Notes or (b) in the stated interest rate of the Notes (other than any reduction with respect to Additional Interest) the Maximum Drawing Amounts of the Interest Portion shall be automatically reduced by such amounts as shall be necessary such that the Interest Portion shall not exceed, at any date of determination, the Pro Forma Interest Accrual.

                  4. The Maximum Drawing Amounts and the Maximum Available Credit Amount shall be modified from time to time as follows:

                  (a) upon payment by us of each Working Capital Draw under the Letter of Credit, each of (i) the Maximum Available Credit Amount and
         (ii) the Maximum Drawing Amount of the Working Capital Portion applicable to each Date of Drawing subsequent to such payment shall be automatically reduced by an amount equal to the amount of the drawing so paid;

                  (b) upon payment by us of each Interest Draw under the Letter of Credit, each of (i) the Maximum Available Credit Amount and (ii) the Maximum Drawing Amount of the Interest Portion applicable to each Date of Drawing subsequent to such payment shall be automatically reduced by an amount equal to the amount of the drawing so paid;

                  (c) upon the application by us of amounts paid by the Issuer pursuant to Section 2(a) of the Reimbursement Agreement to reimburse any Interest Draw or Working Capital Draw hereunder (as such application is allocated in accordance with Section 2(b) of the Reimbursement Agreement), each of (i) the Maximum Available Credit Amount and (ii) the Maximum Drawing Amount of the Portion to which such reimbursement is applied applicable to each Date of Drawing subsequent to such application shall be automatically increased by the amount of such payment(s) allocated as a reimbursement of drawings hereunder; PROVIDED, however, that the Maximum Available Credit Amount shall never exceed the Maximum Credit Amount;

                  (d) upon the payment by us of any Final Draw under the Letter of Credit, each of (i) the Maximum Available Credit Amount and (ii) the Maximum Drawing Amount applicable to each Date of Drawing subsequent to such payment shall be automatically reduced to zero; and

                  (e) if the Maximum Available Credit Amount is reduced pursuant to a Reduction Certificate, a corresponding reduction shall be made (effective automatically upon receipt by us of a Reduction Certificate) to the Maximum Drawing Amounts shown in Schedule II (as theretofore reduced pursuant to clause (b) above and, if applicable, reinstated pursuant to clause (c) above) pro rata in accordance with the proportion that the Reduction Amount bears to the

         Maximum Available Credit Amount prior to such reduction; PROVIDED that such adjustments shall in no event cause the Maximum Drawing Amount to exceed the Maximum Available Credit Amount.

                  5. Upon return of this Letter of Credit together with a notice in the form of Exhibit 1 hereto, we will promptly initial and attach to this Letter of Credit a revised Schedule II reflecting the adjustments contained in such notice and return this Letter of Credit to you with such revised Schedule attached.

                  6. Upon the application by us of amounts paid by the Issuer pursuant to Section 2(a) of the Reimbursement Agreement to reimburse any Interest Draw or Working Capital Draw hereunder, we will give you prompt (and in any event within three Business Days of such application) written notice of such application and the amount thereof. Such notice shall be given in accordance with the provisions set forth in the eighth paragraph of this Letter of Credit.

                  7. Funds under this Letter of Credit are available to you on or prior to the Termination Date either (a) against presentation of (i) your draft in the form of Exhibit 2 attached hereto and (ii)(A) a completed certificate signed by you in the form of Exhibit 3 attached hereto (an "Interest Draw") or (B) a completed certificate signed by you in the form of Exhibit 4 attached hereto (a "Working Capital Draw") or (b) against presentation of (i) your draft in the form of Exhibit 2 attached hereto and (ii) a completed certificate signed by you in the form of Exhibit 5 attached hereto (a "Final Draw"). Each of an Interest Draw, a Working Capital Draw and a Final Draw are sometimes referred to herein as a "Draw". Each such draft and certificate shall be dated the date of presentation and shall be presented at our office located at Five Cabot Square, London, E14 4QR, England, Attention: Trade Finance Operations (or at any other office in London, England which may be designated by us by written notice (given in the manner set forth in the next paragraph) delivered to you at least 15 days prior to the applicable Date of Drawing). We agree that, so long as this Letter of Credit is in effect, we will maintain an office in London, England where such presentation may be made. If we receive such draft and certificate at such office, all in strict conformity with the terms and conditions of this

Letter of Credit, prior to 10:00 a.m. (London time) on any Business Day, we will honor the draft in immediately available funds not later than 4:00 p.m. (London time) on the same Business Day. If we receive such draft and certificate at such office, all in strict conformity with the terms and conditions of this Letter of Credit, on or after 10:00 a.m. (London time) on any Business Day, we will honor the draft in immediately available funds not later than 4:00 p.m. (London time) on the next Business Day. Payment under this Letter of Credit shall be made by wire transfer of immediately available funds to you at your account no. 920-1-073195 at The Chase Manhattan Bank, 270 Park Avenue, New York, New York, ABA # 02100021, Reference: U.S Trust Co. NY, for further credit to account no. 04741200 re: Navigator Gas Transport Ltr. Cr. If requested in writing by you, payment under this Letter of Credit may be made by wire transfer of immediately available funds to a different account with any bank. Upon receipt of a draft and certificate which are not in strict conformity with the terms and conditions of this Letter of Credit, we will promptly (and in any event within three Business Days of such receipt) notify you of such nonconformity and the reason therefor; PROVIDED that our failure to so notify you of such nonconformity or the reason therefor shall not amend, modify, extend or otherwise affect your rights hereunder and shall not create any additional rights hereunder; PROVIDED FURTHER that, notwithstanding the generality of the foregoing, any such failure shall not have the effect of extending the time during which you may draw hereunder or converting such nonconforming draft and certificate into a draft and certificate in strict conformity with the terms and conditions of this Letter of Credit. This Letter of Credit shall automatically terminate on the Termination Date.

                  8. Notwithstanding any other provision of this Letter of Credit, we shall have the right, upon the occurrence of any of the events listed in Schedule III hereto, to terminate this Letter of Credit by delivering to you a written notice indicating the date of such termination (the "Date of Early Termination"); PROVIDED that on or before the Date of Early Termination you will have the right to draw once as a Final Draw an amount not in excess of the lesser of (i) the Maximum Available Credit Amount and (ii) the Maximum Drawing Amount of the Interest Portion, in each case as in effect on such date in accordance with the procedures described herein; PROVIDED FURTHER that upon delivery of such written notice to you indicating the Date of Early Termination, your right to make an Interest Draw or a Working Capital Draw hereunder shall automatically terminate. The written notice referred to in the preceding sentence shall be given by facsimile transmission addressed to you at United States Trust Company of New York, 114 West 47th Street, New York, New York 10036-1532, Facsimile: (212) 852-1626, Attention: Corporate Trust Administration, Telephone: (212) 852-1676 (or to such other address or facsimile number designated by you by written notice delivered to us at least 15 days prior to the notice of early termination) and shall be effective upon receipt of the appropriate confirmation by you of your receipt of the facsimile transmission or, if no such confirmation is given, the end of the Business Day on which actual transmission is made to the address above. We will also forward copies of such notice by overnight delivery service (with a request to such delivery service that they obtain a receipt from such addressee (to the extent that such a receipt service is then available, it being understood that the failure of such delivery service to actually obtain such a receipt shall not be the responsibility of the Funding Bank and the Funding Bank shall bear no liability for such failure)) and registered mail (return receipt requested) to the address set forth above. The Date of Early Termination specified in such written notice shall be not earlier than five days after such notice is effective, or, if the fifth day is not a Business Day, the next following Business Day.

                  You have no obligation upon the receipt of such written notice indicating the Date of Early Termination to investigate or otherwise question whether any of the events specified in Schedule III has occurred and the fact that such an event shall not have occurred shall not in any way affect your right to draw hereunder upon the receipt of such written notice.

                  9. Except as set forth below, this Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or by subsequent revisions thereto dictated by members of the International Chamber of Commerce and, as to matters not covered therein, be governed by the laws of the State of New York, including without limitation Article 5 of the Uniform Commercial Code as in effect in such State. Unless you are otherwise notified in writing, communications to us with respect to this Letter of Credit shall be in writing and shall be addressed to us at Five Cabot Square, London, E14 4QR, England, Facsimile: 011-44-171-888-8896 Attention: Trade Finance Operations, and shall specifically refer to the number of this Letter of Credit.

                  10. Notwithstanding Article 48 of the Uniform Customs and Practice for Documentary Credits referred to above, this Letter of Credit may be transferred and assigned in its entirety more than once. Upon receipt by us at the address for presentation of documents set forth above of a copy of the instrument effecting such transfer and assignment, signed by you and by the transferee, in the form of Exhibit 6 hereto then, in such case, we will, upon surrender of this Letter of Credit, issue an irrevocable standby letter of credit in the name of the transferee and providing for notices to be sent to the transferee at the address set forth therein and in all other respects identical to this Letter of Credit and the transferee, instead of the transferor, shall, without necessity of further act, be entitled to all the benefits of, and rights under, this Letter of Credit in the transferor's place.

                  11. Any drawing under this Letter of Credit will be paid from our general funds and not directly or indirectly from funds or collateral deposited with or for our account by the Issuer, Holdings or any of the Owners, or pledged with or for our account by the Issuer, Holdings or any of the Owners and we will seek reimbursement for payments made pursuant to a drawing under this Letter of Credit only after such payments have been made.

                  12. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only Schedules I (including the definitions incorporated by reference therein), II and III and Exhibits 1, 2, 3, 4, 5, 6 and 7 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.

                                        Very truly yours,


                                        CREDIT SUISSE FIRST BOSTON,
                                        London Branch

                                          by_____________________________
                                            Name:
                                            Title:


                                          by_____________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT 1
                                                                    to Exhibit A



                                                                          [Date]



Credit Suisse First Boston
London Branch
Five Cabot Square
London E14 4QR
ENGLAND

Attention:

Ladies and Gentlemen:

                  Reference is made to that certain Irrevocable Standby Letter of Credit bearing Letter of Credit No. dated August 7, 1997 (the "Letter of Credit"), which has been established by you in favor of United States Trust Company of New York, as Collateral
Agent (the "Collateral Agent").

                  The undersigned, a duly authorized representative of the Collateral Agent, hereby certifies that $ in aggregate principal amount of [First Priority][Second Priority] Notes have been redeemed, repurchased or defeased pursuant to the terms of the [First Priority][Second Priority] Indenture and as a result the Maximum Available Credit Amount should be reduced by $ (the "Reduction Amount") and the Maximum Drawing Amounts should be reduced (and the amounts shown on Schedule II to the Letter of Credit should be modified) on a PRO RATA basis in accordance with the provisions of clause (e) of the fourth paragraph of the Letter of Credit, to the amounts shown in Appendix A hereto.

                  The Letter of Credit is returned herewith and we request that you initial and return the Letter of Credit with the revised Schedule II attached.

                  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.


                                        UNITED STATES TRUST COMPANY OF
                                        NEW YORK, as Collateral Agent

                                          by_____________________________
                                            [Name and Title of
                                             Authorized Representative
                                            of Collateral Agent]

                                                                       EXHIBIT 2
                                                                    to Exhibit A


                                      DRAFT

                                                                          [Date]


On [Business Day of presentation if presented before [10:00 a.m.] (London time); next Business Day if presented at or after 10:00 a.m.]

Pay To [Name of beneficiary] U.S. $_______________



[Insert wire instructions](1)
FOR VALUE RECEIVED AND CHARGE TO ACCOUNT OF LETTER OF
CREDIT No._______________

To:               Credit Suisse First Boston
                  London Branch
                  Five Cabot Square
                  London E14 4QR
                  England


                                        UNITED STATES TRUST COMPANY OF
                                        NEW YORK, as Collateral Agent,

                                          by_______________________________
                                            [Name and Title of
                                            Authorized Representative
                                            of Collateral Agent]



--------
(1) Draws made to pay outstanding principal and interest on Draws or fees owing under the Reimbursement Agreement shall be credited by the Funding Bank to the payment of such principal and interest and fees by book entry.

                                                                       EXHIBIT 3
                                                                    to Exhibit A


                     CERTIFICATE FOR A PARTIAL INTEREST DRAW

                  The undersigned, a duly authorized representative of United States Trust Company of New York, as Collateral Agent (the "Collateral Agent"), as beneficiary under that certain Irrevocable Standby Letter of Credit No. ________ dated August 7, 1997 (the "Letter of Credit"), established by Credit Suisse First Boston, London Branch (the "Funding Bank"), and issued pursuant to that certain Letter of Credit Reimbursement Agreement and Guaranty dated as of August 7, 1997 (as the same may be amended, modified or supplemented from time to time, the "Reimbursement Agreement"), among the Issuer, Holdings, the Owners, the Funding Bank and the banks named therein as participating banks, hereby certifies as follows:

                  [Select Appropriate Alternative]

                  A.       PAYMENT OF INTEREST ON THE FIRST PRIORITY
                           NOTES

                  1. The Collateral Agent is the Trustee under the First Priority Indenture.

                  2. Interest on the First Priority Notes in the aggregate amount of $_______ is due and payable on the Interest Payment Date that will occur on ____________, 19__ (which is not more than three Business Days after the date hereof). $_____ of this amount constitutes Additional Interest that cannot be paid with proceeds of an Interest Draw.

                  3. $__________ from the Revenue Account will be applied to pay interest on the First Priority Notes on the Interest Payment Date. There are no other funds available in the Revenue Account for payment of interest.

                  4. The Collateral Agent requests an Interest Draw in the amount of the accompanying draft to pay a First Priority Note Interest Shortfall of $_______ that is not attributable to Additional Interest.

                  B.       PAYMENT OF INTEREST ON THE SECOND PRIORITY
                           NOTES

                  1. The Collateral Agent is the Collateral Agent under the Intercreditor Agreement and has been directed by the Trustee under the Second Priority Indenture to request this Interest Draw.

                  2. Interest on the Second Priority Notes in the aggregate amount of $_______ is due and payable on the Interest Payment Date that will occur on ________, 19__ (which is not more than three Business Days after the date hereof). $_______ of this amount constitutes Additional Interest that cannot be paid with the proceeds of an Interest Draw.

                  3. $__________ will be applied from the Revenue Account to pay interest on the Second Priority Notes on the Interest Payment Date. There are no other funds available in the Revenue Account for the payment of interest.

                  4. The Second Priority Trustee has certified that the Issuer has, on or prior to the date hereof, issued additional Second Priority Notes in an aggregate principal amount of $20,900,000 to pay interest on the Second Priority Notes.

                  5. The Collateral Agent requests an Interest Draw in the amount of the accompanying draft to pay a Second Priority Note Interest Shortfall of $________ that is not attributable to Additional Interest.

                  C.       PAYMENT OF PRINCIPAL AND INTEREST ON
                           INTEREST DRAWS OWING UNDER THE REIMBURSEMENT
                           AGREEMENT

                  1. The Collateral Agent is the Collateral Agent under the Intercreditor Agreement.

                  2. There are currently outstanding Interest Draws and accrued interest thereon in the amount of $__________ that have not been repaid within 35 days from the date of such Draw.

                  3. $_________ from the Revenue Account was applied to repay outstanding Interest Draws and interest accrued thereon on the first Business Day of this calendar month. There are no other funds available in the Revenue Account for the repayment of Interest Draws and interest accrued thereon.

                  4. The Collateral Agent requests an Interest Draw in the amount of the accompanying draft to repay the outstanding Interest Draws and accrued interest thereon.

                  D.       PAYMENT OF FEES OWING UNDER THE
                           REIMBURSEMENT AGREEMENT

                  1. The Collateral Agent is the Collateral Agent under the Intercreditor Agreement.

                  2. There are currently outstanding fees in the amount of $________ that have not been paid in accordance with the terms of the Reimbursement
         Agreement.

                  3. $ from the Revenue Account was applied to pay outstanding fees under the Reimbursement Agreement on the first Business Day of this calendar month. There are no other funds available in the Revenue Account for the payment of fees under the Reimbursement Agreement.

                  4. The Collateral Agent requests an Interest Draw in the amount of the accompanying draft to pay the fees due and payable under the Reimbursement
         Agreement.

                  [THE FOLLOWING STATEMENTS SHOULD BE INCLUDED IN
                  ALL CERTIFICATES FOR INTEREST DRAWS]

                  __. One or more Vessels has been Delivered to the Owners on or prior to the date hereof and the Collateral Agent is entitled to make an Interest Draw under the Letter of Credit pursuant to the terms of the Intercreditor Agreement, the First Priority Indenture and the Second Priority Indenture.

                  __. The amount of this Interest Draw was computed in accordance with the terms and conditions of the Notes and the [First][Second] Priority Indenture and is demanded in accordance with Section ___ of the [First][Second] Priority Indenture.

                  __. Upon receipt by the Collateral Agent of the amount demanded hereby, (a) the Collateral Agent will apply the same directly to the payment when due of the appropriate amounts owing [on account of interest on the Notes pursuant to the [First][Second] Priority Indenture] [under the Reimbursement Agreement], (b) no portion of said amount shall be applied by the Collateral Agent for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the Collateral Agent.

                  __. The Collateral Agent has not heretofore made a Final Draw under the Letter of Credit. The

         Collateral Agent has not heretofore received notice of Date of Early Termination.

                  __. The amount of the accompanying draft does not exceed the lesser of (i) the Maximum Available Credit Amount on the date hereof, as determined in accordance with the terms of the Letter of Credit, and
         (ii) the Maximum Drawing Amount applicable to the Interest Portion available under the Letter of Credit on the date hereof, as determined in accordance with the terms of the Letter of Credit.

                  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.


                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of , 19 .


                                        UNITED STATES TRUST COMPANY
                                        OF NEW YORK, as Collateral
                                        Agent,

                                          by___________________________
                                            [Name and Title of
                                            Authorized Representative
                                            of Collateral Agent]

                                                                       EXHIBIT 4
                                                                    to Exhibit A

                 CERTIFICATE FOR A PARTIAL WORKING CAPITAL DRAW

                  The undersigned, a duly authorized representative of United States Trust Company of New York, as Collateral Agent (the "Collateral Agent"), as beneficiary under that certain Irrevocable Standby Letter of Credit No. dated August 7, 1997 (the "Letter of Credit"), established by Credit Suisse First Boston, London Branch (the "Funding Bank"), and issued pursuant to that certain Letter of Credit Reimbursement Agreement and Guaranty dated as of August 7, 1997 (as the same may be amended, supplemented or modified from time to time, the "Reimbursement Agreement"), among the Issuer, Holdings, the Owners, the Funding Bank and the banks named therein as participating banks, hereby certifies as follows:

                  [Select Appropriate Alternative]

                  A.       PAYMENT OF WORKING CAPITAL EXPENSES

                  1. The Collateral Agent is the Collateral Agent under the Intercreditor Agreement.

                  2. The Collateral Agent has received written notice from the Manager (as such term is defined in First Priority Indenture) that there are $________ of actual operating expenses for which the Manager has received an invoice that have not been paid from funds available in the Operating Account.

                  3. There are no other funds available in the Operating Account or the Revenue Account for payment of the operating expenses.

                  4. The Collateral Agent requests a Working Capital Draw in the amount of the accompanying draft to pay such operating expenses.

                  B. PAYMENT OF PRINCIPAL AND INTEREST ON WORKING CAPITAL DRAWS OWING UNDER THE REIMBURSEMENT AGREEMENT

                  1. The Collateral Agent is the Collateral Agent under the Intercreditor Agreement.

                  2. There are currently outstanding Working Capital Draws and accrued interest thereon in the amount of $__________ that have not been repaid within 35 days from the date of such Draw.

                  3. $______ from the Revenue Account was applied to repay outstanding Working Capital Draws on the first

         Business Day of this calendar month. There are no other funds available in the Revenue Account for the repayment of Working Capital Draws and interest accrued thereon.

                  4. The Collateral Agent requests a Working Capital Draw in the amount of the accompanying draft to repay the outstanding Working Capital Draws and accrued interest thereon.

                  C.       PAYMENT OF ADDITIONAL INTEREST

                  1. The Collateral Agent is the Collateral Agent under the Intercreditor Agreement and the Trustee under the First Priority Indenture.

                  2. Additional Interest in the amount of $________ on the First Priority Notes and $_______ on the Second Priority Notes is due and payable on the Interest Payment Date that will occur on ___________, 19__ (which is not more than three Business Days after the date hereof).

                  3. $_______ from the Capitalized Interest Account will be applied to pay the Additional Interest on the First Priority Notes and the Second Priority Notes on the Interest Payment Date. There are no other funds available in the Capitalized Interest Account for the payment of Additional Interest.

                  4. The Trustee under the Second Priority Indenture has directed the Collateral Agent to request this Working Capital Draw with respect to Additional Interest due on the Second Priority Notes.

                  5. The Collateral Agent requests a Working Capital Draw in the amount of the accompanying draft to pay Additional Interest due on the First Priority Notes and the Second Priority Notes.

                  [THE FOLLOWING STATEMENTS SHOULD BE INCLUDED IN
                  ALL CERTIFICATES FOR WORKING CAPITAL DRAWS]

                  __. The Collateral Agent is entitled to make a Working Capital Draw under the Letter of Credit pursuant to the terms of the Intercreditor Agreement, the First Priority Indenture and the Second Priority Indenture because [the Collateral Agent has received an officer's certificate from the Issuer certifying that it expects the Delivery Date of the first Vessel to occur within ninety days of the date of such officer's certificate] [the Delivery Date for one or more Vessels has occurred on or prior to the date hereof].

                  __. The amount of this Working Capital Draw was computed in accordance with the terms and conditions of the Notes and the [First] [Second] Priority Indenture and is demanded in accordance with Section of the [First Priority] [Second Priority] Indenture.

                  __. This Working Capital Draw is being made with respect to the Vessel identified as .

                  __. Upon receipt by the Collateral Agent of the amount demanded hereby, (a) the Collateral Agent will [apply the same directly to the payment when due of the appropriate amount of Additional Interest pursuant to the [First] [Second] Priority Indenture][deposit the same in the Operating Account] [apply the same directly to payment when due of the appropriate amounts owing under the Reimbursement Agreement], (b) no portion of said amount shall be applied by the Collateral Agent for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the Collateral Agent.

                  __. The Collateral Agent has not heretofore made a Final Draw under the Letter of Credit. The Collateral Agent has not heretofore received notice of Date of Early Termination.

                  __. The amount of the accompanying draft does not exceed the lesser of (i) the Maximum Available Credit Amount on the date hereof, as determined in accordance with the terms of the Letter of Credit, and
         (ii) the Maximum Drawing Amount applicable to the Working Capital Portion available under the Letter of Credit on the date hereof, as determined in accordance with the terms of the Letter of Credit.

                  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.


                  IN WITNESS WHEREOF, the undersigned has executed this
Certificate as of          , 19  .


                                        UNITED STATES TRUST COMPANY
                                        OF NEW YORK, as Collateral
                                        Agent,

                                          by____________________________
                                            [Name and Title of
                                            Authorized Representative
                                            of Collateral Agent]

                                                                       EXHIBIT 5
                                                                    to Exhibit A

                          CERTIFICATE FOR A FINAL DRAW


                  The undersigned, a duly authorized representative of United States Trust Company of New York, as Collateral Agent (the "Collateral Agent"), as beneficiary under that certain Irrevocable Standby Letter of Credit No. _____________ dated August 7, 1997 (the "Letter of Credit"), established by Credit Suisse First Boston, London Branch (the "Funding Bank"), and issued pursuant to that certain Letter of Credit Reimbursement Agreement and Guaranty dated as of August 7, 1997 (as the same may be amended, supplemented or modified from time to time, the "Reimbursement Agreement"), among the Issuer, Holdings, the Owners, the Funding Bank and the banks named therein as participating banks, hereby certifies as follows:

                  1. [Insert one of the following: A Reimbursement Event of Default (as defined in Schedule I to the Letter of Credit) has occurred and is continuing. Notice has been given by the Funding Bank of a Date of Early Termination and such Date of Early Termination is on or after the date hereof.]

                  2. The Collateral Agent has not heretofore made a Final Draw under the Letter of Credit.

                  3. The amount of the accompanying draft does not exceed the lesser of (i) the Maximum Available Credit Amount on the date hereof and (ii) the Maximum Drawing Amount applicable to the Interest Portion available under the Letter of Credit on the date hereof, each as determined in accordance with the terms of the Letter of Credit.

                  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.


                  IN WITNESS WHEREOF, the undersigned has executed this
Certificate as of        , 19  .


                                        UNITED STATES TRUST COMPANY OF
                                        NEW YORK, as Collateral Agent

                                          by_____________________________
                                            [Name and Title of
                                            Authorized Representative
                                            of Collateral Agent]

                                                                       EXHIBIT 6
                                                                    to Exhibit A



Credit Suisse First Boston
London Branch
Five Cabot Square
London E14 4QR
England

Ladies and Gentlemen:

                  Reference is made to the certain Irrevocable Standby Letter of Credit bearing Letter of Credit No. dated August 7, 1997 (the "Letter of Credit"), which has been established by you in favor of United States Trust Company of New York, as Collateral Agent (the "Transferor").

                  The Transferor has transferred and assigned (and hereby confirms to you said transfer and assignment) all of its rights in and under the Letter of Credit to [name of Transferee] (the "Transferee") and confirms that the Transferor no longer has any rights under or interest in the Letter of Credit.

                  The Letter of Credit is returned herewith and we request that you issue an irrevocable standby letter of credit in the name of the Transferee and providing for notices to be sent to the Transferee at the address set forth below and in all other respects identical to the Letter of Credit.

                  Transferee hereby certifies that it has succeeded to the rights and obligations of Transferor as Collateral Agent under the Indentures and the Intercreditor Agreement and is accordingly entitled, upon presentation of the drafts and certificates called for therein, to receive payment thereunder. Notices under the Letter of Credit should be sent to Transferee as follows: [Name], [Address], [Facsimile Number], Attention: [Telephone].


                                        UNITED STATES TRUST COMPANY OF
                                        NEW YORK, as Collateral Agent

                                          by____________________________
                                            [Name and Title of
                                            Authorized Representative
                                            of Collateral Agent]

                                        [NAME OF TRANSFEREE],

                                          by____________________________
                                            [Name and Title of
                                            Authorized Representative
                                            of Transferee]

                                                                       EXHIBIT 7
                                                                    to Exhibit A

                 CERTIFICATE FOR CANCELATION OF LETTER OF CREDIT


                  The undersigned, a duly authorized representative of United States Trust Company of New York, as Collateral Agent (the "Collateral Agent"), as beneficiary under that certain Irrevocable Standby Letter of Credit No. _________ dated August 7, 1997 (the "Letter of Credit"), established by Credit Suisse First Boston, London Branch (the "Funding Bank"), and issued pursuant to that certain Letter of Credit Reimbursement Agreement and Guaranty dated as of August 7, 1997 (as the same may be amended, supplemented or modified from time to time, the "Reimbursement Agreement"), among the Issuer, Holdings, the Owners, the Funding Bank and the banks named therein as participating banks, hereby certifies as follows:

                  1. The undersigned is the Collateral Agent under the Intercreditor Agreement.

                  2.  [Select Appropriate Alternative]

                  [A substitute or alternate letter of credit is effective pursuant to the terms of the Indentures and no further drawing under the Letter of Credit is required on the date hereof. The Letter of Credit, which accompanies this Certificate, is hereby surrendered for cancelation.]

                  [All Notes have been redeemed, repurchased or defeased at least Business Days prior to the date hereof. The Letter of Credit, which accompanies this Certificate, is hereby surrendered for cancelation.]

                  The Letter of Credit is returned herewith and we request that you cancel the Letter of Credit as of the date hereof.

                  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.


                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________, 19__.


                                        UNITED STATES TRUST COMPANY
                                        OF NEW YORK, as Collateral
                                        Agent,

                                          by_________________________
                                            Name:
                                            Title:

                                                                      SCHEDULE I
                                                                    to Exhibit A

                  The following terms shall have the following meanings for purposes of the Letter of Credit and the Schedules and Exhibits thereto. Terms defined in the Letter of Credit shall have the meanings given to them therein. Terms defined by reference to the Reimbursement Agreement and the First Priority Indenture shall have the meanings assigned to them therein from time to time.

                  "Additional Interest" means additional interest payable on the Notes in the event of a Registration Default.

                  "Administrating Bank" means Credit Suisse First Boston, a bank organized under the laws of Switzerland, acting through its London branch.

                  "Applicable Law" has the meaning set forth in the Reimbursement Agreement.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or London, England are authorized or required by law to close.

                  "Capitalized Interest Account" has the meaning set forth in the First Priority Indenture, as in effect on the date hereof.

                  "Collateral" has the meaning set forth in the First Priority Indenture, as in effect on the date hereof.

                  "Code" means the United States Internal Revenue Code of 1986, as amended, and the applicable regulations thereunder, as the same may be amended from time to time.

                  "Date of Issuance" means August 7, 1997.

                  "Date of Early Termination" has the meaning set forth in the eighth paragraph of the Letter of Credit.

                  "Delivery Date" has the meaning set forth in the First Priority Indenture, as in effect on the date hereof.

                  "First Priority Indenture" means the indenture dated as of August 1, 1997 among the Issuer, the Owners, Holdings and United States Trust Company of New York, as trustee.

                  "Funding Bank" means Credit Suisse First Boston, a bank organized under the laws of Switzerland, acting through its London Branch.

                  "Governmental Authority" has the meaning set forth in the Reimbursement Agreement.

                  "Holdings" means Navigator Holdings PLC, an Isle of Man public limited company.

                  "Indebtedness" has the meaning set forth in the First Priority Indenture, as in effect on the date hereof.

                  "Interest Draw" has the meaning set forth in the seventh paragraph of the Letter of Credit.

                  "Lien" has the meaning set forth in the First
Priority Indenture, as in effect on the date hereof.

                  "Maximum Available Credit Amount" means an amount equal to the Maximum Credit Amount, as such amount may be modified from time to time in accordance with the fourth paragraph of the Letter of Credit.

                  "Maximum Drawing Amount" means, with respect to a Date of Drawing, the sum of the amounts set forth with respect to the Interest Portion and the Working Capital Portion for such Date of Drawing in the Schedule of Maximum Drawing Amounts attached as Schedule II to the Letter of Credit, as such amounts may be modified from time to time in accordance with the fourth paragraph of the Letter of Credit.

                  "Notes" has the meaning set forth in the Reimbursement Agreement.

                  "Owners" means, collectively, Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited and Navigator Gas (IOM I-E) Limited, each an Isle of Man private limited company.

                  "Operating Account" has the meaning set forth in the First Priority Indenture, as in effect on the date hereof.

                  "Participating Banks" means the banks whose names are listed on the signature pages of the Reimbursement Agreement under the heading "Participating Banks" and their successors and assigns, each being a "Participating Bank."

                  "Permitted Liens" has the meaning set forth in the First Priority Indenture, as in effect on the date hereof.

                  "Person" has the meaning set forth in the Reimbursement Agreement.

                  "Portion" means any Interest Portion or Working
Capital Portion.

                  "Pro Forma Interest Accrual" means, at any date of determination, the aggregate amount of interest (excluding Additional Interest) that would be paid on the Notes on the four succeeding Interest Payment Dates with respect thereto, assuming that the aggregate principal amount of the Notes outstanding on such date of determination and the interest rates borne by the Notes on such date do not change during such period.

                  "Reimbursement Agreement" has the meaning set forth in the first paragraph of the Letter of Credit.

                  "Reimbursement Event of Default" has the meaning set forth in the Reimbursement Agreement.

                  "Registration Default" has the meaning set forth in the First Priority Indenture, as in effect on the date hereof.

                  "Required Banks" means at any time Participating Banks having aggregate Participation Percentages in excess of 50% at such time.

                  "Revenue Account" has the meaning set forth in the First Priority Indenture, as in effect on the date hereof.

                  "Second Priority Indenture" means the indenture dated as of August 1, 1997 among the Issuer, the Owners, Holdings and The Chase Manhattan Bank, as trustee.

                  "Subsidiary" means with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held or (b) which is, at the time any determination is made, otherwise controlled (by contract or agreement or otherwise) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Termination Date" means the earliest of (i) 10:00 a.m., London time, on the Date of Early Termination, (ii) 5:00 p.m. (London time) on the date on which the Collateral Agent surrenders the Letter of Credit for cancelation to the Funding Bank with a notice in the form of Exhibit 7 to the Letter of Credit, (iii) 5:00 p.m. (London time) on the date on which the Funding Bank pays a Final Draw, and (iv) 5:00 p.m. (London time) on the tenth anniversary of the Date of Issuance of the Letter of Credit.

                  "Transaction Documents" means the Note Purchase
Agreement, the Intercreditor Agreement, the Indentures, the
Notes, the Security Agreements, the Reimbursement Agreement and the Letter of Credit.

                  "Vessel" has the meaning set forth in the First
Priority Indenture, as in effect on the date hereof.

                  "Working Capital Draw" has the meaning set forth in the seventh paragraph of the Letter of Credit.

                                                                     SCHEDULE II
                                                                    to Exhibit A

                       SCHEDULE OF MAXIMUM DRAWING AMOUNTS


                                                               Working
Applicable Period                Interest Portion          Capital Portion
-----------------                ----------------          ---------------

From Issue Date to and                       $0                       $0
     including the date 91
     days prior to
     Delivery Date of the
     first Vessel to be
     delivered

From date 90 days prior to                   $0                 $900,000
     Delivery Date of the
     first Vessel to be
     delivered to and
     including date one
     day prior to Delivery
     Date of the first
     Vessel to be
     delivered

From Delivery Date of                $9,100,000                 $900,000
     first Vessel
     delivered to and
     including date 91
     days prior to
     Delivery Date of the
     second Vessel to be
     delivered

From date 90 days prior to           $9,100,000               $1,800,000
     Delivery Date of the
     second Vessel to be
     delivered to and
     including date one
     day prior to Delivery
     date of second Vessel
     to be delivered (1)

From Delivery Date of               $18,200,000               $1,800,000
     second Vessel
     delivered to and
     including date 91
     days prior to
     Delivery Date of the
     third Vessel to be
     delivered (1)


--------
      (1) assumes delivery of first Vessel

                                                               Working
Applicable Period                Interest Portion          Capital Portion
-----------------                ----------------          ---------------

From date 90 days prior to          $18,200,000               $2,700,000
     Delivery Date of the
     third Vessel to be
     delivered to and
     including date one
     day prior to Delivery
     Date of the third
     Vessel to be
     delivered (2)

From Delivery Date of               $27,300,000               $2,700,000
     third Vessel
     delivered to and
     including date 91
     days prior to
     Delivery Date of the
     fourth Vessel to be
     delivered (2)

From date 90 days prior to          $27,300,000               $3,600,000
     Delivery Date of the
     fourth Vessel to be
     delivered to and
     including date one
     day prior to Delivery
     Date of the fourth
     Vessel to be
     delivered (3)

From Delivery Date of               $36,400,000               $3,600,000
     fourth Vessel
     delivered to and
     including date 91
     days prior to
     Delivery Date of the
     fifth Vessel to be
     delivered (3)

From date 90 days prior to          $36,400,000               $4,500,000
     Delivery Date of the
     fifth Vessel to be
     delivered to and
     including date one
     day prior to Delivery
     Date of the fifth
     Vessel to be
     delivered (4)

--------
      (2) assumes delivery of first and second Vessels
      (3) assumes delivered of first, second and third Vessels
      (4) assumes delivery of first, second, third and fourth Vessels

From Delivery Date of the           $45,500,000               $4,500,000
     fifth Vessel
     delivered to the
     Termination Date (4)

                                                                    SCHEDULE III
                                                                    to Exhibit A


                  The Funding Bank shall have the right upon the occurrence of any of the events listed below to terminate the Letter of Credit in accordance with the terms of the Letter of Credit.

                  (i) the Issuer shall (a) fail to pay when due any amount payable under Section 2(a) of the Reimbursement Agreement, or (b) fail to pay any amount payable under Section 3 of the Reimbursement Agreement within 5 Business Days after the same shall become due; or

                  (ii) an "Event of Default" (as such term is defined in the First Priority Indenture or the Second Priority Indenture, as the case may be) shall have occurred and be continuing under the First Priority Indenture or the Second Priority Indenture; or

                  (iii) the Issuer shall fail to make any payment in respect of the Notes, or to make any payment of any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or

                  (iv) the Issuer, Holdings or any Owner shall fail to observe or perform any covenant or agreement contained in the Reimbursement Agreement (other than those covered by clauses (i), (ii) and (iii) above) for 30 days after written notice thereof has been given to the Issuer by the Administrating Bank, the Funding Bank or any Participating Bank; or

                  (v) any representation, warranty, certification or statement made by the Issuer, Holdings or any Owner in the Reimbursement Agreement or in any certificate, financial statement or other document delivered pursuant to the Reimbursement Agreement shall prove to have been incorrect or misleading in any material respect when made; or

                  (vi) any material provision of the Reimbursement Agreement shall at any time for any reason cease to be valid and binding upon the Issuer, Holdings or any Owner, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Issuer, Holdings, any Owner or any Governmental Authority, or the Issuer, Holdings or any Owner shall deny that it has any or further liability or obligation under the Reimbursement Agreement; or

                  (vii) the Issuer, Holdings or any Owner shall fail to make any payment of any amount in respect of any Indebtedness, or to make any payment of any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to enable the holder of such Indebtedness to accelerate the maturity of any Indebtedness if the total of all such Indebtedness which has been accelerated and any additional Indebtedness which has become due and not been paid shall exceed $5,000,000 or any Indebtedness the aggregate principal amount of which is greater than $5,000,000 shall be declared due and payable, or required to be prepaid prior to the stated maturity thereof; or

                  (viii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Issuer, Holdings, any Owner or of a substantial part of its or their property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or the applicable bankruptcy laws of any other jurisdiction, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person, or for a substantial part of its property or assets, or
         (iii) the winding-up or liquidation of the Issuer, Holdings or any Owner; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (ix) the Issuer, Holdings or any Owner shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or the applicable bankruptcy laws of any other jurisdiction, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (vii) above, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person, or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it or them in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its or their inability or fail generally to pay its or their debts as they become due or (G) take any action for the purpose of effecting any of the foregoing; or

                  (x) any judgment or decree for the payment of money exceeding $5,000,000 shall be rendered against the Issuer, Holdings or any Owner and shall remain outstanding for a period of 60 days following the entry of such judgment or decree and shall not have been discharged, waived or stayed within ten days after written notice thereof has been given to the Issuer; or

                  (xi) the Reimbursement Agreement or any Security Agreement shall for any reason cease to be, or be asserted by any of the Issuer, Holdings or any Owner not to be, a legal, valid and binding obligation of the Issuer, Holdings or the Owners, enforceable in accordance with its terms, or the security interest or lien purported to be created by any Security Agreement shall for any reason cease to be, or be asserted by the Issuer, Holdings or any Owner not to be, a valid, first priority perfected security interest (subject to no liens, except Permitted Liens) in the Collateral as defined under each such agreement.

                                                                       EXHIBIT B





                            FORM OF NOTICE OF DRAWING


[Issuer/Participating Bank]
[Address)


Ladies and Gentlemen:

                  Reference is made to that certain Irrevocable Standby Letter of Credit bearing Letter of Credit No. __________ dated August 7, 1997, which has been established by us in favor of United States Trust Company of New York, as Collateral Agent.

                  We have received (i) a draft for payment of U.S. $___________ on [insert date to be paid] and (ii) a Certificate for [an Interest Draw/a Working Capital Draw/ a Final Draw] from the Collateral Agent.

                  On [insert date of payment], we paid such draft in the amount of U.S. $__________.

                  [Insert the following in the case of notice to a Participating
Bank: Your pro rata share of such drawing (based upon your Participation Percentage) is $ __________.]

                  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit.


                                        CREDIT SUISSE FIRST BOSTON,
                                        as Funding Bank and
                                        Administrating Bank,

                                          by_________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT C


                                    [Form of]

                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Letter of Credit and Reimbursement Agreement and Guaranty dated as of August 7, 1997, as amended, supplemented or otherwise modified from time to time (the "REIMBURSEMENT AGREEMENT"), among Navigator Gas Transport PLC, an Isle of Man public limited company (the "ISSUER"), Holdings, the Owners, Credit Suisse First Boston, acting through its London Branch, as funding bank and administrating bank and the participating banks from time to time party thereto. Terms defined in the Reimbursement Agreement are used herein with the same meanings.

                  1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Reimbursement Agreement and the other Transaction Documents, including, without limitation, the Participation Percentage set forth below of participation in the Letter of Credit held by the Assignor on the Effective Date, but excluding accrued interest and fees to and excluding the Effective Date. The Assignee hereby acknowledges receipt of a copy of the Reimbursement Agreement. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Reimbursement Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Participating Bank thereunder and under the Transaction Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Reimbursement Agreement.

                  2. The Assignor (i) represents and warrants that as of the date hereof its Participation Percentage (without giving effect to assignments thereof which have not yet become effective) is %; (ii) represents and warrants that it has legal and beneficial title to the interests being assigned by it hereunder free and clear of any claim adverse to such title; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Reimbursement Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of the

Reimbursement Agreement, the Letter of Credit or any of the other Transactions Documents, or any other instrument or document furnished pursuant thereto or executed and delivered in connection therewith and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer, Holdings or any of the Owners or any of their respective Subsidiaries or the performance or observance by any such Person with their respective obligations under the Reimbursement Agreement, the Letter of Credit or any other Transaction Document or any instrument or document furnished pursuant thereto.

                  3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Reimbursement Agreement, together with copies of such other Transaction Documents, information, exhibits, reports, projections and forecasts which the Assignee has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall have no recourse against the Assignor with respect to any matters relating to the Reimbursement Agreement, the Letter of Credit, any other Transaction Document or this Assignment and Acceptance (except with respect to the representations and warranties made by the Assignor in CLAUSES (I) and (II) of PARAGRAPH 2 above); (iv) agrees that it will, independently and without reliance upon the Administrating Bank, the Funding Bank, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Reimbursement Agreement, the Letter of Credit and the other Transaction Documents; and (v) agrees that it will perform in accordance with their terms all for the obligations which by the terms of the Reimbursement Agreement are required to be performed by it as a Participating Bank.

                  4.  This Assignment and Acceptance shall be
governed by and construed in accordance with the laws of the State of New York.


Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment:

Participation Percentage
Assigned (set forth as a
percentage of the aggregate
Participation Percentages of
all Banks):

New Participation Percentage of
Assignor from and after the
Effective Date:


The terms set forth above are
hereby agreed to:                       Accepted


_________________, as Assignor          CREDIT SUISSE FIRST
                                        BOSTON, London Branch,
                                        as Funding Bank and
                                        Administrating Bank


by:___________________________          by:__________________________
   Name:                                   Name:
   Title:                                  Title:


_________________, as Assignee



by:___________________________
   Name:
   Title:

                                                                      SCHEDULE 1



                 PARTICIPATING BANKS' PARTICIPATION PERCENTAGES


         Bank                             Participation Percentage
         ----                             ------------------------
Credit Suisse First Boston,
  London Branch
                                                   100%